EXHIBIT 4.1
                                 SOUTHDOWN, INC.

                                  $125,000,000

                     10% Senior Subordinated Notes due 2006

                10% Senior Subordinated Notes due 2006, Series B

                              --------------------

                                    INDENTURE

                           Dated as of March 19, 1996

                              --------------------

                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                INDENTURE
 ACT SECTION                                                    SECTION
- ---------------                                                ---------
  310(a)(1).....................................................  7.10
      (a)(2)....................................................  7.10
      (a)(3)....................................................  N.A.
      (a)(4)....................................................  N.A.
      (b).......................................................  7.10
      (c).......................................................  N.A.
  311(a)........................................................  7.11
      (b).......................................................  7.11
      (c).......................................................  N.A.
  312(a)........................................................  2.5
      (b).......................................................  12.3
      (c).......................................................  12.3
  313(a)........................................................  7.6
      (b)(1)....................................................  N.A.
      (b)(2)....................................................  7.6
      (c).......................................................  7.6; 12.2
      (d).......................................................  7.6
  314(a)........................................................  4.4; 4.8; 12.2
      (b).......................................................  N.A.
      (c)(1)....................................................  12.4
      (c)(2)....................................................  12.4
      (c)(3)....................................................  N.A.
      (d).......................................................  N.A.
      (e).......................................................  12.5
      (f).......................................................  N.A.
  315(a)........................................................  7.1
      (b).......................................................  7.5
      (c).......................................................  7.1
      (d).......................................................  7.1
      (e).......................................................  6.11
  316(a)(last sentence).........................................  2.9
      (a)(1)(A).................................................  6.5
      (a)(1)(B).................................................  6.4
      (a)(2)....................................................  N.A.
      (b).......................................................  6.7
  317(a)(1).....................................................  6.8
- ------------
       *   This Cross-Reference Table is not part of the Indenture.

      (a)(2)....................................................  6.9
      (b).......................................................  2.4
  318(a)........................................................  12.1
  318(c)........................................................  12.1

N.A. means not applicable.

                               TABLE OF CONTENTS**
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ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE......................................................1
     Section 1.1.          Definitions............................................................................1
     Section 1.2.          Other Definitions.....................................................................14
     Section 1.3.          Incorporation by Reference of Trust Indenture Act.....................................15
     Section 1.4.          Rules of Construction.................................................................15
     Section 1.5.          Acts of Holders.......................................................................15

ARTICLE 2         THE SECURITIES.................................................................................16
     Section 2.1.          Form and Dating.......................................................................16
     Section 2.2.          Execution and Authentication..........................................................17
     Section 2.3.          Registrar and Paying Agent............................................................18
     Section 2.4.          Paying Agent to Hold Money in Trust...................................................18
     Section 2.5.          Securityholder Lists..................................................................19
     Section 2.6.          Transfer and Exchange.................................................................19
     Section 2.7.          Replacement Securities................................................................20
     Section 2.8.          Outstanding Securities................................................................20
     Section 2.9.          Treasury Securities...................................................................21
     Section 2.10.                  Temporary Securities.........................................................21
     Section 2.11.                  Cancellation.................................................................21
     Section 2.12.                  Defaulted Interest...........................................................21
     Section 2.13.                  Persons Deemed Owners........................................................22
     Section 2.14.                  CUSIP Number.................................................................22
     Section 2.15.                  Book-Entry Provisions for Global Securities..................................22
     Section 2.16.                  Special Transfer Provisions..................................................23

ARTICLE 3         REDEMPTION.....................................................................................25
     Section 3.1.          Notices to Trustee....................................................................25
     Section 3.2.          Selection of Securities to Be Redeemed................................................26
     Section 3.3.          Notice of Redemption..................................................................26
     Section 3.4.          Effect of Notice of Redemption........................................................27
     Section 3.5.          Deposit of Redemption Price...........................................................27
     Section 3.6.          Securities Redeemed in Part...........................................................28
- ------------
      **  This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

                                       -i-

     Section 3.7.          Optional Redemption...................................................................28
     Section 3.8.          Offer to Purchase by Application of Excess Proceeds...................................28

ARTICLE 4         COVENANTS......................................................................................29
     Section 4.1.          Payment of Principal and Interest.....................................................30
     Section 4.2.          Maintenance of Office or Agency for Notices and Demands...............................30
     Section 4.3.          Insurance Matters.....................................................................30
     Section 4.4.          Compliance Certificate; Notice of Default.............................................31
     Section 4.5.          Corporate Existence...................................................................31
     Section 4.6.          Maintenance of Property...............................................................31
     Section 4.7.          Payment of Taxes and Other Claims.....................................................32
     Section 4.8.          Reports to the Commission.............................................................32
     Section 4.9.          Waiver of Stay, Extension or Usury Laws...............................................33
     Section 4.10.                  Limitation on Additional Indebtedness........................................33
     Section 4.11.                  Limitation on Preferred Stock of Subsidiaries................................34
     Section 4.12.                  Limitation on Restricted Payments............................................35
     Section 4.13.                  Limitation on Liens..........................................................36
     Section 4.14.                  Limitation on Transactions with Affiliates...................................36
     Section 4.15.                  Limitation on Sale of Assets.................................................37
     Section 4.16.                  Limitation on Dividends and Other Payment Restrictions
                           Affecting Subsidiaries................................................................38
     Section 4.17.                  Limitation on Future Senior Subordinated Indebtedness........................39
     Section 4.18.                  Limitations on Sale and Leaseback Transactions...............................39
     Section 4.19.                  Change of Control............................................................39
     Section 4.20.                  Registration Rights Agreement................................................42
     Section 4.21.                  Certain Permitted Transactions...............................................42

ARTICLE 5         SUCCESSORS.....................................................................................42
     Section 5.1.          Limitation on Mergers and Consolidations..............................................42
     Section 5.2.          Successor Corporation Substituted.....................................................43

ARTICLE 6         DEFAULTS AND REMEDIES..........................................................................43
     Section 6.1.          Events of Default.....................................................................43
     Section 6.2.          Acceleration..........................................................................44
     Section 6.3.          Other Remedies........................................................................45
     Section 6.4.          Waiver of Past Defaults...............................................................46
     Section 6.5.          Control by Majority...................................................................46
     Section 6.6.          Limitation on Suits...................................................................46
     Section 6.7.          Rights of Holders to Receive Payment..................................................47
     Section 6.8.          Collection Suit by Trustee............................................................47
     Section 6.9.          Trustee may File Proofs of Claim......................................................47
     Section 6.10.                  Priorities...................................................................48
     Section 6.11.                  Undertaking for Costs........................................................48

                                      -ii-

ARTICLE 7         TRUSTEE........................................................................................49
     Section 7.1.          Duties of Trustee.....................................................................49
     Section 7.2.          Rights of Trustee.....................................................................50
     Section 7.3.          Individual Rights of Trustee..........................................................50
     Section 7.4.          Trustee's Disclaimer..................................................................50
     Section 7.5.          Notice of Defaults....................................................................51
     Section 7.6.          Reports by Trustee to Holders.........................................................51
     Section 7.7.          Compensation and Indemnity............................................................51
     Section 7.8.          Replacement of Trustee................................................................52
     Section 7.9.          Successor Trustee by Merger, etc......................................................53
     Section 7.11.                  Preferential Collection of Claims Against Company............................54

ARTICLE 8         DISCHARGE OF INDENTURE.........................................................................54
     Section 8.1.          Legal Defeasance and Covenant Defeasance of the Securities............................54
     Section 8.2.          Termination of Obligations upon Cancellation of the Securities........................57
     Section 8.3.          Survival of Certain Obligations.......................................................57
     Section 8.4.          Acknowledgment of Discharge by Trustee................................................58
     Section 8.5.          Application of Trust Assets...........................................................58
     Section 8.6.          Repayment to the Company; Unclaimed Money.............................................58
     Section 8.7.          Reinstatement.........................................................................59

ARTICLE 9         AMENDMENTS.....................................................................................59
     Section 9.1.          Without Consent of Holders............................................................59
     Section 9.2.          With Consent of Holders...............................................................60
     Section 9.3.          Compliance with Trust Indenture Act...................................................61
     Section 9.4.          Revocation and Effect of Consents.....................................................61
     Section 9.5.          Notation on or Exchange of Securities.................................................62
     Section 9.6.          Trustee to Sign Amendments, etc.......................................................62

ARTICLE 10                 MEETINGS OF SECURITYHOLDERS...........................................................63
     Section 10.1.                  Purposes for Which Meetings May Be Called....................................63
     Section 10.2.                  Manner of Calling Meetings...................................................63
     Section 10.3.                  Call of Meetings by Company or Holders.......................................63
     Section 10.4.                  Who May Attend and Vote at Meetings..........................................64

                                      -iii-

     Section 10.5.                  Regulations May Be Made by Trustee; Conduct of the
                           Meeting; Voting Rights; Adjournment...................................................64
     Section 10.6.                  Voting at the Meeting and Record to Be Kept..................................65
     Section 10.7.                  Exercise of Rights of Trustee or Securityholders May Not Be
                           Hindered or Delayed by Call of Meeting................................................65
     Section 10.8.                  Procedures Not Exclusive.....................................................66

ARTICLE 11                 SUBORDINATION.........................................................................66
     Section 11.1.                  Securities Subordinated to Senior Indebtedness...............................66
     Section 11.2.                  Priority and Payment Over of Proceeds in Certain Events......................66
     Section 11.3.                  Payments May Be Made Prior to Dissolution....................................69
     Section 11.4.                  Rights of Holders of Senior Indebtedness Not to Be Impaired..................70
     Section 11.5.                  Authorization to Trustee to Take Action to Effectuate Subordination..........70
     Section 11.6.                  Subrogation..................................................................70
     Section 11.7.                  Obligations of Company Unconditional.........................................71
     Section 11.8.                  The Trustee Entitled to Assume Payments Not Prohibited in
                           Absence of Notice.....................................................................71
     Section 11.9.                  Right of Trustee to Hold Senior Indebtedness.................................72
     Section 11.10.                 No Implied Covenants by or Obligations of the Trustee........................72
     Section 11.11.                 Existing Senior Subordinated Indebtedness....................................72

ARTICLE 12                 MISCELLANEOUS.........................................................................72
     Section 12.1.                  Trust Indenture Act Controls.................................................72
     Section 12.2.                  Notices......................................................................72
     Section 12.3.                  Communication by Holders with Other Holders..................................74
     Section 12.4.                  Certificate and Opinion as to Conditions Precedent...........................74
     Section 12.5.                  Statements Required in Certificate or Opinion................................75
     Section 12.6.                  Rules by Trustee and Agents..................................................75
     Section 12.7.                  Legal Holidays...............................................................75
     Section 12.8.                  No Recourse Against Others...................................................75
     Section 12.9.                  Governing Law................................................................75
     Section 12.10.                 No Adverse Interpretation of Other Agreements................................76
     Section 12.11.                 Successors...................................................................76
     Section 12.12.                 Severability.................................................................76
     Section 12.13.                 Counterpart Originals........................................................76
     Section 12.14.                 Variable Provisions..........................................................76
     Section 12.15.                 Qualification of Indenture...................................................76
     Section 12.16.                 Table of Contents, Headings, etc.............................................76

                                      -iv-

         INDENTURE dated as of March 19, 1996 between Southdown, Inc., a Louisiana corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 10% Senior Subordinated Notes due 2006 (the "Notes") and 10% Senior Subordinated Notes due 2006, Series B (the "Exchange Notes"):

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  DEFINITIONS.

         "ACQUIRED INDEBTEDNESS" shall mean, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Subsidiary (or such Person is merged into the Company or any Subsidiary) or (ii) assumed in connection with the acquisition of assets from any such Person, and, in each case, not incurred in connection with, or in the contemplation of, such Person becoming a Subsidiary or such acquisition.

         "AFFILIATE" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controls" and "controlled"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" shall mean any Registrar or Paying Agent or authenticating agent or co-registrar or co-paying agent.

         "ASSET ACQUISITION" shall mean (i) a transaction in which any other Person shall become a Subsidiary or shall be merged with the Company or any Subsidiary; or (ii) the acquisition by the Company or any Subsidiary of assets of any Person which constitute substantially all of a cement plant or terminal, concrete batch plant, aggregate quarry or operation, ready-mixed concrete operation or other operating unit or business of such Person.

         "ASSET SALE" shall mean any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock (including the issuance of shares of Capital Stock) of a Subsidiary or Property, whether owned on the date hereof or hereafter acquired, in one or more related transactions, by the Company or any Subsidiary, whether for cash or other consideration, other than (i) a disposition by the Company or a Subsidiary to another Subsidiary or by a Subsidiary to the Company; (ii) a disposition of Property in the ordinary course of business; (iii) a disposition or abandonment of damaged, worn-out or obsolete

                                       -1-

Property or Property no longer necessary for the conduct of the Company's business, PROVIDED that the Net Cash Proceeds, if any, received from such disposition or abandonment exceeding $250,000 will be applied in accordance with
Section 4.15 hereof; (iv) any disposition pursuant to a consolidation, merger or transfer of assets that is permitted by Article 5 hereof; (v) Liens; (vi) any disposition which is a Restricted Payment made in accordance with Section 4.12 hereof or which is not a Restricted Payment by reason of the parenthetical in clause (i) of the definition of Restricted Payment; (vii) any Permitted Investment described in clause (v)(c) or (vii) of the definition of Permitted Investment; and (viii) other disposition or dispositions during any 12-month period having in the aggregate a fair market value of less than $2 million.

         "AVERAGE LIFE" shall mean, as of the date of determination, with reference to any Indebtedness, the number of years obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "BANK CREDIT FACILITY" shall mean the $200 million Third Amended and Restated Credit Agreement dated as of November 3, 1995 among the Company, the financial institutions signatory thereto and Wells Fargo Bank, N.A., as agent, together with the documents related thereto (including, without limitation, any letters of credit issued pursuant thereto, and any related guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced (including with other lenders), from time to time and including any agreement or agreements (which agreement or agreements state therein that they represent a "Bank Credit Facility" for purposes of this Indenture) extending or lessening the maturity of, refinancing, modifying, increasing, substituting for, adding to (including by the creation of a new agreement or agreements or facility unrelated to, and whether or not refinancing or increasing any Indebtedness under, any then existing Bank Credit Facility) or otherwise restructuring (including, but not limited to, the inclusion of additional or different or substitute lenders or agents thereunder) all or any portion of the Indebtedness, including changing the borrowing limits, under any Bank Credit Facility, regardless of whether any Bank Credit Facility or any portion thereof was outstanding or in effect at the time of such replacement, refinancing, increase, addition, substitution, extension, restructuring, supplement or modification. There may be multiple Bank Credit Facilities and the term "Bank Credit Facility" shall refer to all such Bank Credit Facilities.

         "BANKRUPTCY LAW" shall mean Title 11, United States Code or any similar Federal or state law for the relief of debtors.

         "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board.

                                       -2-

         "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for banking institutions in the City of New York.

         "CAPITALIZED LEASE OBLIGATION" shall mean any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this definition, the amount of such obligation at any date shall be the amount thereof at such date, determined in accordance with GAAP.

         "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations, rights to purchase, warrants, options or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all common stock and Preferred Stock.

         "CASH EQUIVALENTS" shall mean (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated "P-1" or "P-2" or an equivalent or higher rating by Moody's Investors Service, Inc. or "A-1" or "A-2" or an equivalent or higher rating by Standard & Poor's Ratings Group and maturing not more than 180 days from the date of acquisition thereof;
(iii) demand and time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than 180 days from the date of acquisition thereof; (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii); and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof rated "Aa3" or an equivalent or higher rating by Moody's Investors Service, Inc. or rated "AA-" or an equivalent or higher rating by Standard & Poor's Ratings Group.

         "CHANGE OF CONTROL" shall mean (i) any sale, lease or other transfer of (other than the incurrence of a Lien on) all or substantially all of the assets of the Company to any Person as an entirety or substantially as an entirety in one transaction or a series of related transactions; (ii) the consolidation or merger of the Company with or into another Person pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction where
(a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving corporation or its parent and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation or its parent immediately after such transaction; (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company then outstanding, except in a merger or consolidation which would not constitute a Change of Control under clause (ii) above; (iv) during
                                       -3-

any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or (v) the approval by the shareholders of any plan or proposal for the liquidation or dissolution of the Company.

         "COMMISSION" shall mean the United States Securities and Exchange Commission.

         "COMPANY" shall mean Southdown, Inc., a Louisiana corporation, until a successor replaces it in accordance with Article 5 and thereafter means the successor.

         "CONSOLIDATED EBITDA" shall mean, for any period, on a consolidated basis for the Company and its Subsidiaries as determined in accordance with GAAP, (i) the sum (without duplication) for such period of (a) Consolidated Net Income, (b) federal and state income tax expense, (c) interest, net of amounts capitalized, (d) depreciation, depletion and amortization expense (including amortization of debt discount and debt issue costs) and (e) any other non-cash charges to earnings relating to restructuring or other unusual charges (to the extent deducted in determining Consolidated Net Income); less (ii) any cash actually paid during such period related to any such restructuring or other unusual charges incurred after the Issue Date.

         "CONSOLIDATED FIXED CHARGES" shall mean, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum (without duplication) for such period of (i) the aggregate amount of interest, whether expensed, capitalized or accrued during such period (including any non-cash interest payments or accruals and the interest portion of Capitalized Lease Obligations, but excluding amortization of debt discount and debt issue costs) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that, in making such computation, Consolidated Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation was the applicable rate for the entire period; and (ii) dividends in respect of Disqualified Stock and Existing Preferred Stock to the extent payable to Persons other than the Company or a Subsidiary.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, as of the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, the ratio of (i) Consolidated EBITDA for the relevant coverage period to (ii) Consolidated Fixed Charges for the relevant coverage period.

         "CONSOLIDATED NET INCOME" shall mean, for any period, the net income or loss of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, without duplication and together with any related provisions for taxes, (i) extraordinary gains and extraordinary losses; (ii) net gains or losses in respect of dispositions of assets other than in the ordinary course of business; (iii) the net income of any Person (other than a Subsidiary) in which any other Person other than the Company or any Subsidiary has a joint equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary by such Person during such period; (iv) the net income of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or that other Person's assets are acquired by the Company or any Subsidiary, except to the extent includable in Consolidated Net Income pursuant to clause (iii) above; (v) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is at the time prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; (vi) any gains or losses attributable to write-ups or write-downs of assets other than in the ordinary course of business; (vii) the cumulative effect of a change in accounting principles;
(viii) net income (loss) from discontinued operations; and (ix) the gains or losses realized during such period resulting from the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Subsidiary.

         "CONSOLIDATED NET TANGIBLE ASSETS" shall mean, as of any date of determination, the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (less applicable reserves and other items properly deductible from total assets) and after deducting therefrom (to the extent otherwise included therein): (i) goodwill, unamortized debt discount and expense, and other intangible assets (other than permits and other contractual rights used in the operation of the Company's business); and (ii) appropriate deductions for any minority interests.

         "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (less applicable reserves and other items properly deductible from total assets) and after deducting therefrom (i) total liabilities as of such date and (ii) appropriate deductions for any minority interests.

         "DEFAULT" shall mean any event, occurrence or condition that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

         "DEPOSITORY" shall mean The Depository Trust Company, New York, New York, or its nominee or successors and assigns, or such other depository institution hereinafter appointed by the Company.

         "DESIGNATED SENIOR INDEBTEDNESS" shall mean (i) Indebtedness of the Company under any Bank Credit Facility and (ii) any other Senior Indebtedness which, at the date of creation thereof or the date of determination, has an aggregate principal amount outstanding of, or under which at the date of creation thereof or the date of determination, the holders thereof are committed or have the option to lend, at least $10 million and is specifically designated by the Company in any instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "DISQUALIFIED STOCK" shall mean any Capital Stock of any Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity date of the Securities, or which is exchangeable or convertible into debt securities of such Person, except to the extent that such exchange or conversion rights cannot be exercised prior to the maturity date of the Securities.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" shall have the meaning set forth in the recitals to this Indenture.

         "EXCHANGED PROPERTIES" shall mean capital assets or other long-term assets used in, or Capital Stock of a Person engaged primarily in, the cement, concrete products or building products industries or any other line of business in which the Company was engaged on the Issue Date, and working capital items or current assets related thereto (other than cash or Cash Equivalents); PROVIDED in the case of an acquisition of Capital Stock of a Person that after such purchase such Person would be a Wholly-Owned Subsidiary.

         "EXISTING PREFERRED STOCK" shall mean the Company's Preferred Stock, $.70 Cumulative Convertible Series A, Preferred Stock, $3.75 Convertible Exchangeable Series B, and Preferred Stock, $2.875 Cumulative Convertible Series D outstanding on the Issue Date.

         "14% NOTES INDENTURE" shall mean the Indenture dated as of October 15, 1991 between the Company and State Street Bank and Trust Company of Connecticut, National Association, Trustee, as amended, pursuant to which the Company's 14% Senior Subordinated Notes due 2001, Series B, were issued.

         "GAAP" shall mean generally accepted accounting principles recognized as such by the American Institute of Certified Public Accountants, as in effect on the Issue Date.

         "HEDGING OBLIGATIONS" shall mean, with respect to any Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign currency exchange contracts, foreign currency swaps, commodities futures and any other agreement designed to protect such Person against fluctuations in interest rates, currency valuations or commodity prices.

         "HOLDER," "HOLDER OF SECURITIES" or other similar terms, shall mean the person in whose name a particular Security shall be registered on the books of the Registrar kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Securities," or other similar terms, shall signify the "majority in principal amount" then outstanding, whether or not so expressed.

         "INDEBTEDNESS" shall mean, with respect to any Person, (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; (b) evidenced by a bond, note, debenture or similar debt instrument;
(c) for the balance deferred and unpaid of the purchase price for any Property (except for trade payables arising in the ordinary course of business); (d) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation; or (e) for the maximum fixed repurchase price of any Disqualified Stock of such Person plus accrued and unpaid dividends thereon;
(ii) any obligation of others secured by a Lien on any asset of such Person, whether or not any obligation secured thereby has been assumed, by such Person;
(iii) any obligations of such Person under any Hedging Obligation; and (iv) any obligation of such Person which in economic effect is a guarantee with respect to any Indebtedness of another Person.

         For purposes of this definition, "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the Person issuing such Disqualified Stock.

         "INDENTURE" shall mean this Indenture as it may be amended from time to time in accordance with Article 9 hereof.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, or any successor federal income tax laws.

         "INVESTMENT" shall mean, with respect to any Person, (i) all investments by such Person in any other Person in the form of loans (including guarantees of loans), advances or capital contributions (including the contribution of assets); (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and (iii) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

         "ISSUE DATE" shall mean the date on which the Securities are first authenticated and delivered under this Indenture.

         "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

         "MATURITY" when used with respect to any Security, shall mean the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the cash payments or Cash Equivalents (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) from such Asset Sale, net of (i) fees, commissions, expenses and other direct costs of sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and, if applicable, any relocation expenses and severance or shutdown costs incurred as a result of such Asset Sale; (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions); (iii) amounts required to be applied to the repayment of Indebtedness which is secured by a Lien on the asset or assets that are the subject of such Asset Sale or Indebtedness which must by its terms, or in order to obtain a necessary consent, or by applicable law, be repaid out of the proceeds of such Asset Sale; (iv) any amount required to be paid to any Person (other than the Company or any of its Subsidiaries) owning a beneficial interest in the stock or other assets sold; and (v) reserves in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale. Further, with respect to an Asset Sale by a Subsidiary which is not a Wholly Owned Subsidiary, Net Cash Proceeds shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

         "NOTES" shall have the meaning set forth in the recitals of this Indenture.

         "OFFICER" shall mean any of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Controller, the Treasurer, the Secretary, any Assistant Secretary or the Chief Financial Officer of the Company or any other obligor upon the Securities.

         "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers of the Company which shall comply with applicable provisions of Sections 12.4 and 12.5 hereof.

         "OPINION OF COUNSEL" shall mean, with respect to any Person, an opinion in writing signed by legal counsel (who may be an employee of or counsel to such Person) who is reasonably acceptable to the Trustee which shall comply with applicable provisions of Sections 12.4 and 12.5 hereof.

         "PERMITTED INDEBTEDNESS" shall mean (i) Indebtedness of the Company evidenced by the Securities; (ii) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date (excluding any Indebtedness that is repaid with the proceeds of the offering of the Notes as described in the Offering Memorandum dated March 13, 1996); (iii) Indebtedness of the Company under any Bank Credit Facility, PROVIDED that the aggregate amount of Permitted Indebtedness outstanding under all Bank Credit Facilities shall at no time exceed $255 million; (iv) Indebtedness incurred by the Company or any Subsidiary consisting of Purchase Money Obligations and Capitalized Lease

Obligations in an amount not to exceed $25 million at any one time outstanding;
(v) Indebtedness of the Company to any Subsidiary (PROVIDED that such Indebtedness is evidenced by a note) and Indebtedness of a Subsidiary to the Company or another Subsidiary; PROVIDED, HOWEVER, that any Indebtedness of any Subsidiary owed to any Subsidiary that ceases to be such a Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of Section 4.10 hereof at the time the Subsidiary in question ceases to be a Subsidiary; (vi) Indebtedness of the Company or a Subsidiary under a guarantee of any Permitted Indebtedness incurred by a Subsidiary and Indebtedness of any Subsidiary under a guarantee of any Indebtedness of the Company; (vii) Indebtedness of the Company or any Subsidiary in respect of bid, performance or advance payment bonds (or letters of credit in lieu thereof), bankers' acceptances and surety or appeal bonds provided in the ordinary course of business; (viii) Indebtedness under Hedging Obligations; (ix) Indebtedness of the Company or any Subsidiary consisting of obligations in respect of purchase price adjustments, guaranties or indemnities in connection with any acquisition or disposition of assets permitted under this Indenture; (x) Indebtedness of any Permitted Joint Venture with respect to which no recourse may be had to the assets of the Company or any Subsidiary (other than such Permitted Joint Venture or a Subsidiary the only material asset of which is an interest in such Permitted Joint Venture); (xi) additional Indebtedness of the Company or any Subsidiary, not to exceed $50 million in the aggregate at any one time outstanding; and (xii) any Refinancing Indebtedness.

         "PERMITTED INVESTMENTS" shall mean (i) Investments existing on the Issue Date; (ii) Investments in Cash Equivalents; (iii) any Investment in a Subsidiary or any Investment in any other Person if, as a result, such Person either (a) becomes a Subsidiary or (b) is merged or consolidated with or into, or transfers all or substantially all of its assets to, the Company or a Subsidiary; (iv) loans or advances to employees or customers made in the ordinary course of business and guaranties or similar obligations with respect to the foregoing; (v) (a) negotiable instruments held for collection, (b) lease, utility and similar deposits and (c) stock, obligations or securities received in settlement or restructuring of obligations owing to the Company or a Subsidiary, in each case as to obligations that arose in the ordinary course of business of the Company or such Subsidiary; (vi) sales of goods on trade credit terms consistent with industry practices; (vii) Investments in Permitted Joint Ventures; PROVIDED that, after giving effect to such Investment, the ratio of
(a)(1) the sum of the aggregate amount of all such Investments made on or after the Issue Date pursuant to this clause (vii) less (2) the aggregate amount of all cash distributions, cash dividends or other cash returns received on or after the Issue Date on Investments made pursuant to this clause (vii) to (b) the Company's Consolidated Net Tangible Assets as of the end of the Company's most recent fiscal quarter for which financial statements have been furnished to the Trustee and the holders of Securities pursuant to Section 4.8 hereof shall not exceed 5%; (viii) any Investment in the Company by a Subsidiary; and (ix) in addition to Investments described in clauses (i)-(viii) of this definition, Investments with a fair market value (determined for each such Investment when it is made) at any time not exceeding $10 million in the aggregate.

         "PERMITTED JOINT VENTURE" shall mean any Person (i) in which the Company owns at least 25% of the outstanding equity interests and (ii) that does not have or enter into any line of business other than the cement, concrete products or building products industries, or any other line of business in which the Company was engaged on the Issue Date.

         "PERMITTED LIENS" shall mean (i) Liens existing on the Issue Date; (ii) Liens now or hereafter securing any Hedging Obligations of the Company or any Subsidiary; (iii) Liens securing Refinancing Indebtedness, the proceeds of which are used to refinance Indebtedness of the Company or any Subsidiary; PROVIDED that such Liens either extend to or cover only the Property then securing the Indebtedness being refinanced or comply with Section 4.13 hereof; (iv) Liens securing Acquired Indebtedness incurred by the Company or any Subsidiary and permitted under Section 4.10 hereof or Liens on Property at the time such Property is acquired, PROVIDED that such Liens attach solely to the assets or Property (or the assets of the Subsidiary) acquired and were in existence prior to the contemplation of the acquisition; (v) Liens securing Indebtedness owing to the Company by a Subsidiary; (vi) Liens securing Purchase Money Obligations incurred in accordance with this Indenture; (vii) Liens securing Indebtedness of the Company or any Subsidiary in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business; (viii) any interest or title of a lessor in assets or Property subject to Capitalized Lease Obligations of the Company or any Subsidiary; (ix) rights of setoff; (x) Liens imposed by law; (xi) other Liens (not securing Indebtedness for money borrowed) incidental to the conduct of the business of the Company or any of its Subsidiaries or the ownership of their assets, that do not materially detract from the value of the property of the Company or Subsidiary subject thereto; or (xii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

         "PERSON" shall mean any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED STOCK" shall mean, with respect to any Person, all Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to distribution in profit or liquidation, to shares of Capital Stock of any other class of such Person.

         "PROPERTY" shall mean, with respect to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person.

         "PURCHASE MONEY OBLIGATIONS" shall mean any Indebtedness of the Company or any Subsidiary incurred to finance the acquisition or construction of any Property or business (including Indebtedness incurred within 90 days following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed by the Company or a Subsidiary in connection with the acquisition of any Property from such Person; PROVIDED, HOWEVER, that any Lien securing such Indebtedness either (i) shall not extend to any
                                      -10-

Property other than the Property so acquired or constructed or (ii) shall comply with Section 4.13 hereof.

         "REDEMPTION DATE" when used with respect to any Security to be redeemed, shall mean the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE" shall mean the amount payable for the redemption of any Security on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date, unless otherwise specifically provided.

         "REFINANCING INDEBTEDNESS" shall mean Indebtedness that renews, rearranges, refunds, refinances or extends any Indebtedness of the Company or any Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or any Subsidiary pursuant to the terms of this Indenture, but only to the extent that (except if the Refinancing Indebtedness will be used to refinance all Securities outstanding) (i) the Refinancing Indebtedness is subordinated to the Securities to at least the same extent as the Indebtedness being renewed, rearranged, refunded, refinanced or extended, if at all; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being renewed, rearranged, refunded, refinanced or extended or (b) after the Stated Maturity of the principal of the Securities;
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the principal of the Securities has an Average Life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life to maturity of the portion of the Indebtedness being renewed, rearranged, refunded, refinanced or extended that is scheduled to mature on or prior to the Stated Maturity of the principal of the Securities; (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (x) the aggregate principal amount then outstanding under the Indebtedness being renewed, rearranged, refunded, refinanced or extended, (y) the amount of accrued and unpaid interest, if any, on such Indebtedness being renewed, rearranged, refunded, refinanced or extended and (z) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being renewed, rearranged, refunded, refinanced or extended, except that (a) the Company may incur Refinancing Indebtedness to renew, rearrange, refund, refinance or extend Indebtedness of any Subsidiary and
(b) any Subsidiary may incur Refinancing Indebtedness to renew, rearrange, refund, refinance or extend Indebtedness of another Subsidiary.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of the Issue Date between the Company and the initial purchasers of the Notes.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee, shall mean any officer in the corporate trust department of the Trustee or any officer of the Trustee customarily performing functions similar to those performed by any officer in the corporate trust department of the Trustee with respect to a particular corporate matter or any other officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
                                      -11-

         "RESTRICTED INVESTMENT" shall mean any Investment (other than a Permitted Investment) or guarantee of an Investment (other than a Permitted Investment) in any Person.

         "RESTRICTED PAYMENT" shall mean any of the following: (i) any dividend or other distribution in respect of the Capital Stock of the Company or any Subsidiary (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock), (b) any dividend or distribution in respect of the equity interests in a Subsidiary in respect of the class of equity interests owned by the Company or another Subsidiary, PROVIDED that such dividend or distribution is made pro rata, or in accordance with the terms of their interests, to all holders of such class of equity interests, and (c) any dividends or distributions payable to the Company or a Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than a purchase, redemption, acquisition or retirement for other Capital Stock (other than Disqualified Stock)); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities (other than with Capital Stock (other than Disqualified Stock)); and (iv) the making of any Restricted Investment.

         "SECURITIES" shall mean the Notes and the Exchange Notes, treated as, and voting together for all purposes as, a single class of securities.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITYHOLDER" means a Holder of one or more Securities.

         "SENIOR INDEBTEDNESS" shall mean the principal of, premium, if any, and interest (including interest accruing on or after the filing of a petition initiating any proceeding under any state or federal bankruptcy law, whether or not a claim for such interest is allowed or allowable in such proceeding) on, and all fees, indemnities, reimbursement obligations in connection with letters of credit and other monetary obligations of the Company in respect of, any Bank Credit Facility or any other Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing, or the agreement governing, such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities; (ii) Indebtedness that by its contractual terms is subordinate or junior in right of payment to any Indebtedness of the Company; (iii) that portion of any Indebtedness that is incurred in violation of this Indenture;
(iv) Indebtedness of the Company to a Subsidiary; (v) Indebtedness that is represented by Disqualified Stock; (vi) any liability for federal, state, local or other taxes owed or owing by the Company; (vii) accounts payable or other obligations to trade creditors created, incurred or assumed in the ordinary course of business in connection with obtaining materials or services; and
(viii) amounts owing under leases (other than Capitalized Lease Obligations).

         "SENIOR REPRESENTATIVE" shall mean any trustee, agent or representative, if any, for the holders of any Designated Senior Indebtedness or, if there is only one holder of an issue of Designated Senior Indebtedness, such holder.

         "STATED MATURITY" when used with respect to any security or Indebtedness, or any installment of interest thereon, shall mean the date specified in such security or the instrument relating to such Indebtedness as the fixed date on which the principal of such security or Indebtedness or such installment of interest is due and payable.

         "SUBSIDIARY" shall mean any Person either (i) the majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body of which is directly or indirectly owned by the Company or (ii) in the case of a Person without a governing body, a majority of the outstanding common equity interests of which is directly or indirectly owned by the Company.

         "TIA" or "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

         "TRANSFER AGENT" shall mean any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Securities.

         "TRUSTEE" shall mean the Person identified as the Trustee in the recitals of this Indenture, or any successor appointed pursuant to this Indenture.

         "U.S. GOVERNMENT OBLIGATIONS" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust Company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

         "VOTING STOCK" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no other class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

         "WHOLLY OWNED SUBSIDIARY" shall mean a Subsidiary of which all issued and outstanding Capital Stock is owned beneficially and of record by one or more of the Company and its Wholly Owned Subsidiaries.

SECTION 1.2.      OTHER DEFINITIONS.

                                                             Defined in
                  TERM                                         SECTION
                  ----                                       ----------
         "Acceleration Due to Blockage" ..................      6.2
         "Act"    ........................................      1.5
         "Affiliate Transaction"..........................      4.14
         "Agent Members" .................................      2.15
         "Change of Control Offer" .......................      4.19
         "Covenant Default" ..............................     11.2
         "covenant defeasance"............................      8.1
         "coverage period"................................      4.9
         "Excess Proceeds"................................      4.15
         "Events of Default"..............................      6.1
         "Global Securities"..............................      2.2
         "incur"..........................................      4.9
         "Institutional Accredited Investors".............      2.16
         "legal defeasance"...............................      8.1
         "Legal Holiday"..................................     12.7
         "Net Proceeds Offer".............................      4.15
         "Non-U.S. Person"................................      2.16
         "QIB"    ........................................      2.16
         "paid in full"...................................     11.1
         "paid in full in cash"...........................     11.1
         "Paying Agent"...................................      2.3
         "Payment Blockage Period"........................     11.2
         "Payment Default"................................     11.2
         "payment in full"................................     11.1
         "Physical Securities.............................      2.2
         "Private Placement Legend".......................      2.2
         "Registrar"......................................      2.3
         "Restricted Security"............................      2.16
         "Subordinated Obligations".......................     11.1
         "Surviving Entity"...............................      5.1
         "Voidable Transfer"..............................     11.4

SECTION 1.3.      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Securities;

                  "INDENTURE SECURITY HOLDER" means a Securityholder;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4.      RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.

SECTION 1.5.      ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered or omitted to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.1.      FORM AND DATING.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, securities exchange rule, agreements to which the Company is subject or usage, in addition to those set forth in Exhibit A. The Company and the Trustee shall approve any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and any integral multiple thereof.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
                                      -16-

SECTION 2.2.      EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall from time to time authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities upon a written order of the Company in the form of an Officers' Certificate. In addition, on or prior to the date of the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Trustee or an authenticating agent shall authenticate Securities to be issued at the time of such exchange offer up to the aggregate principal amount stated in paragraph 4 of the Securities upon receipt of a written order of the Company signed by an Officer of the Company. In each case, the Officers' Certificate shall specify the amount of Securities to be authenticated, whether such Securities shall be Notes or Exchange Notes and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in paragraph 4 of the Securities except as provided in Section 2.7.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  Securities offered and sold in reliance on Rule 144A shall be, and Securities offered and sold to Institutional Accredited Investors (excluding Non-U.S. Persons) and held through Agent Members may be, issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A ("Global Securities"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
                                      -17-

                  Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A and shall bear the legend regarding transfer restrictions applicable to certificated Securities (the "Private Placement Legend") set forth on Exhibit A-1. Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A or to Institutional Accredited Investors (excluding Non-U.S. Persons) may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A and shall bear the Private Placement Legend set forth on Exhibit A-1. Such certificated Securities are herein referred to as the "Physical Securities."

SECTION 2.3.      REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered to a Person ("Registrar") for registration of transfer or for exchange, (b) Securities may be presented or surrendered to a Person ("Paying Agent") for payment and (c) notices and demands in respect of the Securities and this Indenture may be served. The Company may serve as the Agent for purposes of clause (a) or (b) above. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more additional Agents. The term "Paying Agent" includes any additional paying agent reasonably acceptable to the Trustee. The term "Registrar" includes any appointed co-registrar. The Company initially appoints the Trustee as Registrar and Paying Agent and agent to receive notices and demands in respect of the Securities until such time as the Trustee has resigned or a successor has been appointed. The Company may change any Paying Agent, Registrar, co-paying agent or co-registrar without notice to any Holder.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such money has been distributed to it by the Company or any other obligor on the Securities), and will notify the Trustee of any Default by the Company (or any other obligor upon the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and hold it as a separate trust fund. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Securities) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Securities) shall have no further liability for the money.

SECTION 2.5.      SECURITYHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Securities) shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6.      TRANSFER AND EXCHANGE.

                  Subject to the applicable provisions of Sections 2.15 and 2.16 hereof and of the following paragraph, where Physical Securities are presented to the Registrar or a co-registrar with a request to register the transfer of such Securities or exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request.

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Security being redeemed in part, or (iii) during the period between a record date and the next succeeding interest payment date.

                  No service charge shall be made for any registration of transfer or exchange; PROVIDED, HOWEVER, that the Company may require payment of a sum sufficient to pay any taxes or similar governmental charges that may be imposed in connection with the transfer or exchange of Securities from the Securityholder requesting such transfer or exchange (other than any such transfer taxes or similar governmental charges arising under the laws of the United States or of any State thereof payable upon transfers or exchanges pursuant to Sections 2.7, 2.10, 3.6, 3.8, 4.19 or 9.5).

SECTION 2.7.      REPLACEMENT SECURITIES.

                  If any mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their reasonable out-of-pocket expenses in replacing a Security.

                  Every replacement Security shall be an additional obligation of the Company.

SECTION 2.8.      OUTSTANDING SECURITIES.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled or those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If the entire principal of, and premium, if any, and accrued interest on any Security is considered paid under Section 4.1, or an amount of money necessary to pay the purchase price pursuant to a Change of Control Offer or a Net Proceeds Offer or redeem any Security has been deposited in trust with the Trustee or a Paying Agent (and in the case of a Security which is to be redeemed or repurchased prior to the Stated Maturity thereof, notice of such redemption or repurchase has been duly given or provision satisfactory to the Trustee has been made for giving such notice), it ceases to be outstanding and interest on it ceases to accrue on and after the payment date or the Redemption Date.

                  If a Security is cancelled by the Trustee or delivered to the Trustee for cancellation, it ceases to be outstanding and interest on it ceases to accrue.

                  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as otherwise provided in Section 2.9 hereof.

SECTION 2.9.      TREASURY SECURITIES.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any other obligor upon the Securities or an Affiliate of the Company or such other obligor shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY SECURITIES.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company pursuant to Section 2.2, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.     CANCELLATION.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities in accordance with the usual destruction procedures of the Trustee, unless the Company directs them to be returned to it by written order signed by two Officers of the Company, and a record of their destruction shall be maintained by the Trustee. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Securities and in Section 4.1 hereof, to the Persons who are Holders on a subsequent special record date. The Company shall, by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Holder, with a copy to the Trustee if mailed by the Company, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(a) shall be paid to Holders of Securities as of the record date for the interest payment date for which interest has not been paid.

SECTION 2.13.     PERSONS DEEMED OWNERS.

                  The Company, the Trustee, any Paying Agent, any co-registrar and any Registrar shall deem and treat the person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving payments of principal of, premium, if any, or interest on, such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

SECTION 2.14.     CUSIP NUMBER.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.15.     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
                                      -22-

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities, in each case in denominations of $1,000 or any integral multiple thereof, in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred or exchanged, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the Private Placement Legend in Exhibit A-1.

                  (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.     SPECIAL TRANSFER PROVISIONS.

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a restricted security as defined in Rule 144(a)(3) under the Securities Act (a "Restricted Security") to any accredited investor as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act ("Institutional Accredited Investors") which is not a qualified institutional buyer ("QIB") as defined in Rule 144A under the Securities Act or to any person who

                                      -23-

is not a U.S. Person as defined under Regulation S promulgated under the Securities Act (a "Non-U.S. Person"):

                  (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after March 19, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and the transferor has delivered to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, if such transfer is made by a Non-U.S. Person, such transfer is made after April 28, 1996 or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

                  (ii) if the proposed transferor is the Depository or an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph
         (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box and signed the certification provided for on the form of Security (or, if such transfer is of a beneficial interest in a Global Security in exchange for a Physical Security, on Exhibit C hereto) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and, if such transfer is made by a Non-U.S. Person, such transfer is made after April 28, 1996;
                                      -24-

                  (ii) if the proposed transferee is the Depository or an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.16 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.1.      NOTICES TO TRUSTEE.

                  If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (or such shorter period as may be reasonably acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

                                      -25-

                  If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Securities held by each Holder.

SECTION 3.2.      SELECTION OF SECURITIES TO BE REDEEMED.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and reasonable. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.3.      NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed, with a copy to the Trustee.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price;

                  (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                  (4)      the name and address of the Paying Agent;

                                      -26-

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                  (7) if fewer than all the outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED that the Company shall deliver to the Trustee, at least 45 days (or such shorter period as may be reasonably satisfactory to the Trustee) prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.      EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

SECTION 3.5.      DEPOSIT OF REDEMPTION PRICE.

                  On or prior to the Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

                  If the Company complies with the preceding paragraph, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of
                                      -27-

the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

SECTION 3.6.      SECURITIES REDEEMED IN PART.

                  Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7.      OPTIONAL REDEMPTION.

                  The Company may redeem all or any of the Securities at any time on or after March 1, 2001 at the Redemption Prices set forth in the Securities. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8.      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  Within 30 days after the date that Excess Proceeds exceeds $10.0 million, and a Net Proceeds Offer is required under Section 4.15, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense and pursuant to an Officers' Certificate) an offer to purchase (the "Net Proceeds Notice") to each Holder of Securities pursuant to the terms of this Section 3.8. The purchase price shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the purchase date, if any.

                  The Net Proceeds Notice shall be mailed by the Company (or the Trustee, upon five Business Days notice, unless a shorter period is acceptable) to Holders of Securities at their last registered address with a copy to the Trustee and the Paying Agent and shall set forth (a) notice that the Company is making a Net Proceeds Offer (as defined in Section 4.15) pursuant to this Section, and that each Holder of Securities then outstanding has the right to require the Company to repurchase, for cash, such Holder's Securities at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the payment date for such Net Proceeds Offer, which date will be no fewer than 30 days nor more than 60 days from the date of the Net Proceeds Notice (the "Net Proceeds Payment Date"); (b) the purchase price and the Net Proceeds Payment Date; (c) the maximum amount of Excess Proceeds required to be applied to such Net Proceeds Offer; (d) any Securities properly tendered pursuant to the Net Proceeds Offer will be accepted for payment (subject to pro rata reduction as set forth below) and any Security not properly tendered will remain outstanding and continue to accrue interest; (e) that unless the Company defaults in the payment of the purchase price under the Net Proceeds Offer, all Securities accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Payment Date;
(f) Holders electing to have any Securities purchased pursuant to a Net Proceeds Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent specified in the

                                      -28-

notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Net Proceeds Payment Date; (g) Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase the Securities provided that the Paying Agent receives, not later than the close of business on the third Business Day preceding the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing his tendered Securities and his election to have such Securities purchased; and (h) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to be the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If the Net Proceeds Payment Date for a Net Proceeds Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued interest to the Net Proceeds Payment Date will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender a Security pursuant to the Net Proceeds Offer.

                  In the event the Company is required to make a Net Proceeds Offer to repurchase Securities pursuant to Section 4.15 hereof and the amount of the Excess Proceeds is not evenly divisible by $1,000, then the Trustee shall promptly refund to the Company any Excess Proceeds remaining with the Trustee after the repurchase of such Securities.

                  On the Net Proceeds Payment Date, the Company shall, (x) accept for payment Securities or portions thereof properly tendered pursuant to the Net Proceeds Offer, (y) deposit with the Paying Agent the amount of money equal to the Excess Proceeds required under Section 4.15 to be applied to such Net Proceeds Offer and (z) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. If the aggregate purchase price of all Securities properly tendered exceeds the amount of Excess Proceeds required to be applied to such Net Proceeds Offer, the Securities or portions thereof to be purchased shall be purchased as nearly as practicable on a pro rata basis. The Paying Agent shall promptly mail to each Holder of Securities so accepted for payment a check in an amount equal to the aggregate purchase price of the Securities purchased by the Company from such Holder and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered, if any; PROVIDED, that each such new Security shall be in a principal amount of $1,000 at maturity or an integral multiple thereof.

                                    ARTICLE 4
                                    COVENANTS

                  Subject to the provisions of Article 8, so long as Securities are outstanding hereunder, the Company covenants for the benefit of the Holders that:
                                      -29-

SECTION 4.1.      PAYMENT OF PRINCIPAL AND INTEREST.

                  The Company will punctually pay the principal, premium, if any, and interest to become due in respect of the Securities according to the terms of the Securities and this Indenture. On or prior to any Stated Maturity, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal, premium, if any, and interest. Principal and interest shall be considered paid on the due date if the Paying Agent (if other than the Company or a Subsidiary) holds on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose. Such interest on the Securities shall be payable without presentation of such Securities only to or upon the written order of the Holders of such Securities. Payments of interest shall be made either, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear on the register of Securities or at the office or agency of the Company maintained in accordance with Section 4.2.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum set forth in the Securities.

SECTION 4.2.      MAINTENANCE OF OFFICE OR AGENCY FOR NOTICES AND DEMANDS.

                  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of such Securities or of this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in the City of New York shall be, until further notice to the Company by the Trustee, at the Trustee, c/o State Street Bank and Trust Company, N.A., 61 Broadway, New York, New York 10006.

SECTION 4.3.      INSURANCE MATTERS.

                  The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are appropriate for the conduct of the business of the Company and Subsidiaries in a prudent manner, with insurers believed by the Company to be reputable or with the government of the United States of America or an agency or instrumentality thereof (or self-insurance), in such amounts, with such deductibles or retentions, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated, unless the Company believes in good faith that the failure to provide such insurance (together with all other such failures to provide insurance) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.4.      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every of its covenants contained in this Indenture and no Default or Event of Default occurred during such year or, if such signers do know of any Default or Event of Default, the certificate shall describe such Default or Event of Default and its status with particularity.

                  (b) The Company shall deliver to the Trustee, within five (5) Business Days of becoming aware of any Default or Event of Default contained in this Indenture a notice identifying in reasonable detail the circumstances relating to such Default or Event of Default.

SECTION 4.5.      CORPORATE EXISTENCE.

                  Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership and other existence of each of its Subsidiaries and will use its good faith efforts to preserve and keep in full force and effect all material rights (charter and statutory) and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such material right or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 4.6.      MAINTENANCE OF PROPERTY.

                  The Company shall cause all material properties owned by the Company or any Subsidiary of the Company or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, that nothing in this Section 4.6 shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the

Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.7.      PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company will pay or discharge or cause to be paid or discharged, before any material penalty accrues thereon, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to so pay or discharge would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

SECTION 4.8.      REPORTS TO THE COMMISSION.

                  (a) The Company (at its own expense) shall file with the Trustee within 15 days after it files with the Commission definitive copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Sections 13 or 15(d) of the Exchange Act (without exhibits). In the event that the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) shall file with the Trustee, within 15 days after it would have been required to file the same with the Commission, such reports, information and other documents that would have been filed with the Trustee pursuant to the preceding sentence had the Company been subject to such reporting requirements of such Sections. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a). Notwithstanding anything contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

                  (b) At the Company's expense, the Company shall cause definitive copies (without exhibits) of any annual report if furnished by it to stockholders generally and any quarterly report if furnished by it to stockholders generally to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar at or about the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause such information that would have been required to be included in an annual report pursuant to the Exchange Act to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar within 15 days after it would have been required to mail or furnish such information to stockholders. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Trustee shall have not more than five Business Days after its receipt thereof from the Company to complete such mailing. Notwithstanding anything contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

                  (c) The Company, will upon request, provide to any Holder of Securities that are not subject to an effective registration statement under the Securities Act or any prospective transferee of any such holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer such Securities in compliance with Rule 144A under the Securities Act.

                  (d) The Company shall provide to the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section 4.8.

SECTION 4.9.      WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.     LIMITATION ON ADDITIONAL INDEBTEDNESS.

                  The Company and its Subsidiaries will not, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, "incur") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Indebtedness) and its Subsidiaries may incur Acquired Indebtedness if, at the time of such incurrence and after giving effect thereto, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such incurrence (the "coverage period"), taken as one period and calculated on a pro forma basis as if such Indebtedness had been incurred and the proceeds therefrom applied and calculated using the assumptions and adjustments set forth in the following two paragraphs, would have been greater than 2.25 to 1.

                  The following assumptions, and any related adjustments, shall be used in calculating the Consolidated Fixed Charge Coverage Ratio and the components thereof for the coverage period giving rise to such determination:
(i) the Indebtedness (including Acquired Indebtedness) being incurred will be assumed to have been incurred and the proceeds therefrom applied on the first day of such coverage period; (ii) any other Indebtedness (including Acquired Indebtedness) incurred since the beginning of such coverage period that remains outstanding will be assumed to have been incurred on the first day of such coverage period, except that, in making such computation, Indebtedness incurred under a revolving credit or similar arrangement shall be computed on the average daily balance of such Indebtedness during such coverage period unless such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of incurrence of such Indebtedness, in which case such Indebtedness will be assumed to have been incurred on the first day of such coverage period; (iii) with respect to the incurrence of any Acquired Indebtedness since the beginning of such coverage period, the related acquisition (whether by means of purchase, merger or otherwise) and any related repayment of any Indebtedness will be assumed to have occurred on the first day of such coverage period; (iv) with respect to Indebtedness repaid (other than a repayment of revolving credit Indebtedness, except for revolving credit Indebtedness that was not subject to the exception in clause (ii) above and therefore was assumed to have been incurred on the first day of such coverage period) during such coverage period (or subsequent thereto) or being repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness, such Indebtedness will be assumed to have been repaid on the first day of such coverage period; (v) any permanent reduction in the committed amount of a revolving credit facility during such coverage period (or subsequent thereto) will be deemed to have occurred on the first day of such coverage period and interest paid on any amounts drawn on such revolving credit facility during such coverage period in excess of such reduced committed amount shall, for the period during which such drawn amounts were actually outstanding, be excluded from such calculation; (vi) if since the beginning of such coverage period the Company has made any Asset Acquisition or Asset Sale, such Asset Acquisition or Asset Sale will be assumed to have occurred on the first day of such coverage period; and (vii) effect shall be given to the net amounts payable or receivable under agreements described in the definition of Hedging Obligations.

                  For the purpose of determining compliance with this Section 4.10, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount and type of each class of Indebtedness in the test specified in this covenant or in one of the clauses of the definition of Permitted Indebtedness; (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP; and (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of Acquired Indebtedness shall be deemed to have been incurred by the Company at the time an acquired Person becomes a Subsidiary (or is merged into the Company or any Subsidiary) or at the time of the acquisition of assets, as the case may be.

SECTION 4.11.     LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

                  The Company will not permit any Subsidiary to, directly or indirectly, issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary).

SECTION 4.12.     LIMITATION ON RESTRICTED PAYMENTS.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment; (ii) the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the date of such Restricted Payment, taken as one period and calculated on a pro forma basis as if such Restricted Payment had been made on the first day of such period, using the assumptions and adjustments set forth above under the final two paragraphs of Section 4.10 hereof, would have been greater than 2.25 to 1; and (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (with the fair market value of any such Restricted Payment, if other than in cash, being determined in good faith by the Board of Directors as evidenced by a resolution of such Board) declared or made subsequent to the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to March 31, 1996 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; plus (b) 100% of the aggregate net cash proceeds received by the Company from any Person or Persons (other than a Subsidiary) as a capital contribution to the Company or from the issue or sale (other than to a Subsidiary), after the Issue Date, of Capital Stock (other than Disqualified Stock) of the Company; plus (c) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company into or for Capital Stock (other than Disqualified Stock) of the Company; plus (d) in the case of a cash return of capital or principal from an Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the cash proceeds of such return of capital or principal, or the amount of such Restricted Payment; plus (e) $30 million.

                  Notwithstanding the foregoing, the above limitations will not prevent: (a) the payment of any dividend within 60 days after the date of its declaration if at the date of declaration such payment would have complied with the provisions of this Indenture; (b) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; (c) the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company which is subordinate in right of payment to the Securities, in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (1) sale (other than to a Subsidiary) of shares of Capital Stock (other than Disqualified Stock) of the Company or (2) incurrence of Refinancing Indebtedness with respect to such subordinated Indebtedness; (d) the purchase or redemption of shares of Capital Stock of the Company (including stock appreciation rights and similar securities) held by present or former directors, officers or employees of the Company or any Subsidiary or by any employee stock ownership plan or similar trust for the account of such present or former director, officer or employee upon such person's death, disability, retirement or termination of employment or under the terms of any such plan or trust or any other agreement under which such
                                      -35-

shares or rights were issued; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock pursuant to this clause (d) shall not exceed in any 12- month period $500,000 plus the aggregate cash proceeds received by the Company during such 12- month period from any reissuance of Capital Stock by the Company to directors, officers or employees of the Company and its Subsidiaries; (e) an exchange of shares of the Company's Series B Preferred Stock outstanding on the Issue Date for 7 1/2% Convertible Subordinated Debentures Due 2013 of the Company pursuant to the terms of such stock as in effect on the Issue Date; (f) the payment of the regular preferred dividends on shares of the Existing Preferred Stock; and (g) the payment of dividends on the Company's Capital Stock (PROVIDED that any dividend paid pursuant to this clause (g) shall be subject to clause (iii) of the immediately preceding paragraph, and that the aggregate amount of all dividends paid pursuant to this clause (g) shall not exceed $10 million during any 12-month period); PROVIDED that (x) no Restricted Payment described in clauses (b) through (g) of this sentence may be made if any Default or Event of Default shall have occurred and shall be continuing at the time or would occur as a result of such Restricted Payment and (y) each Restricted Payment described in clauses (a), (b), (c)(1), (d), (f) and (g) (but not clauses (c)(2) and (e)) of this sentence shall be taken into account for the purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (iii) of the immediately preceding paragraph.

SECTION 4.13.     LIMITATION ON LIENS.

                  The Company will not, and will not permit any Subsidiary to, create, incur or otherwise cause or suffer to exist or become effective any Lien, other than Permitted Liens, upon any Property of the Company or any Subsidiary (including Capital Stock of any Subsidiary), now owned or hereafter acquired, to secure any Indebtedness that is PARI PASSU with or subordinate in right of payment to the Securities, unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Securities, then the Securities are secured on an equal and ratable basis or (ii) if such Lien secures Indebtedness which is junior to the Securities, any such Lien shall be junior to a Lien granted to the holders of the Securities, in each case until such time as such Indebtedness is no longer secured by a Lien, at which time such Lien securing the Securities shall automatically cease to exist. This covenant does not restrict Liens which secure Senior Indebtedness of the Company or Indebtedness of Subsidiaries.

SECTION 4.14.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of any Properties or the rendering of any service) or series of related transactions with any Affiliate of the Company, any Affiliate of any Subsidiary or any holder of 10% or more of any class of Capital Stock of the Company ("Affiliate Transaction"), on terms that are less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with an unrelated Person that is not an Affiliate of the Company or a Subsidiary or a 10% stockholder of the Company.

                  In addition, the Company will not, and will not permit any Subsidiary to, enter into any Affiliate Transaction, unless the Company delivers to the Trustee: (i) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $5 million, an Officer's Certificate certifying that such transaction complies with the preceding paragraph; and (ii) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $10 million, either (a) an Officer's Certificate certifying that such transaction complies with the preceding paragraph and has been approved by a majority of the Board of Directors (including a majority of the disinterested directors) or (b) a written opinion of an independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

                  Notwithstanding the foregoing limitations, the term "Affiliate Transaction" shall not include: (i) any payment of money or issuance of securities (or provision of benefits, including indemnification) by the Company or any Subsidiary pursuant to employment agreements and arrangements and employee benefit plans approved by the Board of Directors or the board of directors (or similar body) of the applicable Subsidiary; (ii) reasonable payments and other benefits (including indemnification) provided to directors for service on the Board of Directors or the board of directors of any Subsidiary, including the reimbursement or advancement of out-of-pocket expenses and directors' and officers' liability insurance; (iii) any transaction the prohibition of which would constitute a violation of Section 4.15 of the 14% Notes Indenture or the similar covenant in the Bank Credit Facility as in effect on the Issue Date; (iv) any Restricted Payment otherwise permitted under Section
4.12 hereof, any payment or transaction which is not a Restricted Payment by virtue of the parentheticals in clauses (i) and (ii) of the definition of Restricted Payment, or any Permitted Investment; or (v) transactions between the Company and a Subsidiary, or between any Subsidiary and another Subsidiary, in the ordinary course of business.

SECTION 4.15.     LIMITATION ON SALE OF ASSETS.

                  The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless: (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value thereof (as determined in good faith by the Board of Directors and evidenced by a resolution of such Board); (ii) except as provided in the immediately following sentence, not less than 75% of the consideration received by the Company or such Subsidiary, as the case may be, consists of cash or Cash Equivalents (PROVIDED that (a) the amount of any Senior Indebtedness of the Company or any Indebtedness of such Subsidiary that is assumed or paid by the transferee in any such transaction and (b) the fair market value as of the date of acquisition of any Exchanged Properties received by the Company or such Subsidiary in any such transaction shall each be deemed to be cash for purposes of this clause (ii) and the immediately following sentence); and (iii) the Net Cash Proceeds, if any, received by the Company or such Subsidiary, as the case may be, from such Asset Sale are applied in accordance with the following paragraphs of this Section 4.15. The Company and its Subsidiaries will not be required to comply with clause (ii) of the immediately preceding sentence in connection with an Asset Sale if and to the extent that the sum of (a) the aggregate non-cash consideration received in connection with such

Asset Sale and (b) the sum of all non-cash consideration received in connection with prior Asset Sales that has not yet been converted into cash or Cash Equivalents does not exceed $15 million; PROVIDED that if and when any such non-cash consideration is converted into cash or Cash Equivalents, it shall constitute receipt of Net Cash Proceeds.

                  The Company may, within 365 days following the receipt of Net Cash Proceeds from any Asset Sale, apply such Net Cash Proceeds to (i) the repayment of Senior Indebtedness of the Company or Indebtedness of the Company's Subsidiaries, PROVIDED that any such repayment, if with respect to any revolving credit, shall result in a permanent reduction in any revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid, unless such amount is used within such 365-day period for investments or purchases described in clauses (ii) and (iii) of this sentence; (ii) make an investment in capital expenditures in the cement, concrete products or building products industries, or any other line of business in which the Company was engaged on the Issue Date, or in working capital items or current assets related thereto (other than cash or Cash Equivalents); or (iii) purchase Exchanged Properties.

                  If, upon completion of the 365-day period, any portion of the Net Cash Proceeds of any Asset Sale shall not have been applied by the Company as described in clauses (i), (ii) or (iii) of the preceding paragraph and such remaining Net Cash Proceeds, together with any remaining Net Cash Proceeds from any prior Asset Sale (such aggregate constituting "Excess Proceeds") exceed $10 million, then the Company will be required to make an offer (a "Net Proceeds Offer") to purchase from all Holders the maximum principal amount of Securities that may be purchased out of the Excess Proceeds (on a pro rata basis if the amount available for such purchase is less than the principal amount of Securities tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Any such purchase of Securities pursuant to this Section 4.15 shall be made in accordance with Section 3.8 hereof. To the extent that the aggregate amount of Securities tendered pursuant to the Net Proceeds Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of a Net Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

SECTION 4.16. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in or measured by its profits, owned by the Company or any Subsidiary; (ii) pay any Indebtedness owed to the Company or any Subsidiary; (iii) make loans or advances to the Company or any Subsidiary; or (iv) transfer any of its properties or assets to the Company or any Subsidiary, except for (a) any encumbrances or restrictions existing under written agreements (including this Indenture and the Securities) in effect on the Issue Date, (b) encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary (unless the agreement creating such encumbrance or restriction was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary), PROVIDED that such encumbrances or restrictions shall not encumber or restrict any assets of the Company or its other Subsidiaries other than such Subsidiary, (c) any encumbrances or restrictions under any agreement evidencing Acquired Indebtedness incurred pursuant to the provisions of Section 4.10 hereof; PROVIDED that such encumbrances or restrictions shall apply only to such Person (if the Person is acquired) or the acquired assets (if the assets are acquired directly), (d) any encumbrances or restrictions existing under any Bank Credit Facility, (e) encumbrances or restrictions under any agreement that refunds, rearranges, restructures, refinances or replaces any agreement described in clauses (a) through (d) above, PROVIDED that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of Securities than those under the agreement so refunded, rearranged, restructured, refinanced or replaced, (f) customary nonassignment provisions in leases and purchase money financings, (g) any Lien or agreement restricting the sale or other disposition of Property otherwise permitted under this Indenture, if such Lien or agreement does not expressly restrict the ability of a Subsidiary to pay dividends or make or repay loans or advances to the Company, (h) any encumbrance or restriction due to applicable law and (i) encumbrances or restrictions contained in any agreement with respect to a sale of assets or Capital Stock permitted under this Indenture for the period from the date of the execution of such agreement until the date of the closing thereunder or, if the Company or any Subsidiary retains title to any such assets after closing, such later date as title is transferred.

SECTION 4.17.     LIMITATION ON FUTURE SENIOR SUBORDINATED INDEBTEDNESS.

                  The Company will not incur any Indebtedness, other than the Securities, that is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness, by its terms, is PARI PASSU with, or subordinated to, the Securities pursuant to subordination provisions substantially similar to those contained in this Indenture.

SECTION 4.18.     LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

                  The Company will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless (i) the Company or such Subsidiary, as the case may be, would be entitled under Section 4.10 hereof to incur any Capitalized Lease Obligations in respect of such sale and leaseback transaction; and (ii) the Company or such Subsidiary receives proceeds from such sale and leaseback transaction at least equal to the fair market value thereof (as determined in good faith by the Board of Directors and evidenced by a resolution of such Board) and such proceeds are applied in accordance with
Section 4.15 hereof.

SECTION 4.19.     CHANGE OF CONTROL.

                  (a) If a Change of Control shall occur at any time (the date of occurrence of such Change of Control being the "Change of Control Date"), each Holder of Securities shall have the right, at the Holder's option, to require the Company to purchase such Holder's Securities, in whole or in part (by means of a redemption made in accordance with Article 3 hereof), in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of repurchase of such Securities ("Control Purchase Date"), which date shall be no fewer than 30 days nor more than 60 days from the date the Company notifies the holders of the occurrence of the Change of Control.

                  (b) Within 30 days following any Change of Control Date, the Company (with notice to the Trustee), or the Trustee at the Company's request, shall send by first class mail, postage prepaid, to each Holder of the Securities, at his address appearing in the Security register, a notice stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the purchase price in cash;

                  (ii) the material circumstances and relevant material facts regarding such Change of Control event (including, if applicable, but not limited to, such relevant pro forma financial information with respect to the Company (or, if applicable, its successor) after giving effect to such Change of Control event, as is reasonably available to the Company);

                  (iii) a Control Purchase Date which shall be no fewer than 30 days nor more than 60 days from the date such notice is mailed or if not a Business Day, the next following Business Day;

                  (iv)     the purchase price;

                  (v) the place at which Securities are to be presented and surrendered;

                  (vi) that interest accrued to the Control Purchase Date will be paid as specified in such notice and that, unless the Company shall default in payment of the purchase price, after said Control Purchase Date interest thereon will cease to accrue with respect to any Securities surrendered for purchase;

                  (vii) that any Security not tendered will continue to accrue interest;

                  (viii) that Holders of Securities electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Election of Holder to Require Repurchase" on the reverse of such Security completed, to the Paying Agent no later than the time and date set forth in such notice;

                  (ix) that Holders of Securities whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; PROVIDED that each Security purchased and each such new Security issued by the Company shall be in a principal amount of $1,000 or integral multiples thereof; and

                  (x) that Holders will be entitled to withdraw their election if the Company or Paying Agent, as the case may be, receives, not later than the date set forth in clause (viii) above, or such later date as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and identifying such Security and a statement that such Holder is withdrawing his election to have the Security purchased.

                  (c) Holders electing to have Securities purchased will be required to surrender such Securities, together with the form entitled "Election of Holder to Require Repurchase" on the reverse of such Security completed, to the Paying Agent at the address specified in the notice by the time and date set forth in the notice. No such Securities shall be deemed to have been presented and surrendered until such Securities are actually received by the Paying Agent. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (d) If the Control Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest to the Control Purchase Date will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

                  (e) On the Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the notice specified in paragraph (b) above, (ii) if the Company appoints a Paying Agent, deposit with such Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Company or the Paying Agent, as the case may be, shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the Redemption Price, and the Trustee shall, upon the written request of the Company, promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Control Purchase Date.

                  (f) Prior to giving notice to Holders pursuant to paragraph (b) above, the Company shall with respect to all Designated Senior Indebtedness which would prohibit the making of a Change of Control Offer or a purchase of Securities thereunder, or with respect to which the making of a Change of Control Offer or a purchase of Securities thereunder would constitute a default or event of default, either (i) repay in full in cash or Cash Equivalents, or otherwise make arrangements satisfactory to the holders of such Designated Senior Indebtedness (or their respective Senior Representatives) for the repayment in full in cash or Cash Equivalents of, such Designated

Senior Indebtedness or offer to repay such Designated Senior Indebtedness in full in cash or Cash Equivalents and have repaid in full in cash or Cash Equivalents, or otherwise made arrangements satisfactory to the holders of such Designated Senior Indebtedness (or their respective Senior Representatives) for the repayment in full in cash or Cash Equivalents of, the Designated Senior Indebtedness of such issue held by any lender who accepts such offer; or (ii) obtain the requisite consents under any Bank Credit Facility and any other such Designated Senior Indebtedness to make a Change of Control Offer and to purchase Securities upon a Change of Control. The Company shall not make the Change of Control Offer until all such Designated Senior Indebtedness has been repaid in full in cash or Cash Equivalents and/or such requisite consents have been obtained.

SECTION 4.20.     REGISTRATION RIGHTS AGREEMENT.

                  To the extent required under the Registration Rights Agreement, the Company will pay Additional Interest (as defined in the Registration Rights Agreement) on the Notes.

SECTION 4.21.     CERTAIN PERMITTED TRANSACTIONS.

                  Notwithstanding any of the foregoing covenants, nothing in this Indenture shall prohibit any transaction the prohibition of which would constitute a violation of Section 4.15 of the 14% Notes Indenture, or the similar covenant in the Bank Credit Facility as in effect on the Issue Date.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1.      LIMITATION ON MERGERS AND CONSOLIDATIONS

                  The Company will not consolidate or merge with or into any other Person or entity, or permit any other Person or entity to consolidate or merge with or into the Company (except, in each case, a merger of the Company with a Wholly Owned Subsidiary which is organized and existing under the laws of the United States, any state thereof, or the District of Columbia, for the purpose of redomesticating the Company), nor will the Company sell, lease, convey or otherwise dispose of (other than the incurrence of a Lien on) all or substantially all of its assets unless (i) either (a) the Company shall be the surviving or continuing corporation or (b) the entity formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other sale shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) immediately after giving effect to such transaction, the Company or the Surviving Entity, as the case may be, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.10 hereof.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any such supplemental indenture comply with this Indenture.

SECTION 5.2.      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity has been named as the Company herein, and, except in the case of a lease of all or substantially all of its assets, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

                  (a)      the Company defaults in the payment of interest on

         any Securities when the same becomes due and payable and the default continues for a period of 30 days, whether or not prohibited by
         Article 11 hereof;

                  (b) the Company defaults in the payment of the principal or premium, if any, of any Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to make payments pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not prohibited by
         Article 11 hereof;

                  (c) the Company fails to comply with any other covenants or agreements contained in the Securities or this Indenture and (except as provided in the last paragraph of this Section 6.1) such failure continues for a period of 60 days after the notice specified below;

                  (d) there shall occur (i) a default by the Company or any Subsidiary on any Indebtedness aggregating in excess of $10 million, and the acceleration of the maturity of such Indebtedness by reason of such default; or (ii) a failure by the Company or any

         Subsidiary to pay when due, after giving effect to any applicable grace periods, any Indebtedness aggregating in excess of $10 million;

                  (e) the Company (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
         (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a custodian of it or for substantially all of its property, or (E) makes a general assignment for the benefit of its creditors;

                 (f) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a custodian of the Company or for substantially all of its property or
         (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (g) final judgment or judgments for the payment of money which in the aggregate continuously exceeds $7,500,000 (to the extent not covered by insurance) shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall not have been vacated, discharged, satisfied or effectively stayed within a period of 60 days after the date on which any period for appeal has expired and all rights of appeal have been denied.

                  An Event of Default shall not be deemed to have occurred under clause (c) above (other than in the case of any Default with respect to a Change of Control Offer or a Net Proceeds Offer pursuant to Sections 4.15 and 4.19 hereof, and except in the case of a Default with respect to Article 5 hereof, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured or waived, it ceases.

SECTION 6.2.      ACCELERATION.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.1(e) or 6.1(f)) occurs and is continuing, the Trustee may, by written notice to the Company (and, if any Designated Senior Indebtedness is outstanding to the holders thereof or their Senior Representatives), or the Holders of at least 25% in principal amount of the Securities then
                                      -44-

outstanding may, by written notice to the Company and the Trustee (and, if any Designated Senior Indebtedness is outstanding, to the holders thereof or their Senior Representatives), and the Trustee shall (with notice to the holders thereof or their Senior Representatives if any Designated Senior Indebtedness is outstanding), upon the request of such Holders, by the written notice to the Company, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same (i) shall become and be due and payable immediately; or (ii) if there is any Designated Senior Indebtedness outstanding, shall become due and payable upon the first to occur of an acceleration under such Designated Senior Indebtedness or five Business Days after receipt by the Company and the Senior Representatives with respect to such Designated Senior Indebtedness of such acceleration notice, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal of the Securities) shall have been cured; thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding. However, the Trustee shall be under no obligation to follow any request of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction. If an Event of Default specified in Section 6.1(e) or 6.1(f) occurs and is continuing, all unpaid principal of, and accrued interest on, the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Notwithstanding the foregoing, any acceleration of payment of the Securities as a result of the failure of the Company to make an interest payment on the Securities during a Payment Blockage Period (an "Acceleration Due to Blockage") automatically will be rescinded if and when the following conditions are satisfied within five Business Days following the end of such Payment Blockage Period: (i) the payment in respect of interest on the Securities, the failure of which gave rise to such Event of Default, is made; and (ii) no other Event of Default, other than an Event of Default which has occurred solely as a result of the acceleration of the Securities or other Indebtedness of the Company or any Subsidiary prior to its express maturity that was caused solely by an Acceleration Due to Blockage, shall have occurred and be continuing.

SECTION 6.3.      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                                      -45-

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4.      WAIVER OF PAST DEFAULTS.

                  Subject to Sections 6.7 and 9.2, the Holders of more than 50% in aggregate principal amount of the Securities outstanding may on behalf of the Holders of all the Securities waive any Defaults or Events of Default under this Indenture and their consequences, except a default in the payment of the principal of, premium, if any, or interest on any Security, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the holder of each Security outstanding. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; PROVIDED that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.      CONTROL BY MAJORITY.

                  The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6.      LIMITATION ON SUITS.

                  Subject to Section 6.7 hereof, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holder or Holders of not less than 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to institute such proceeding as trustee;

                                      -46-

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

                  (e) during such 60-day period the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.7.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest due and remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the
                                      -47-

event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     PRIORITIES.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First:   to the Trustee for amounts due under Section 7.7;

                  Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                  Third:   to the Company.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1.      DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee, subject to subparagraph (e) below, shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section and the first sentence of paragraph
(e) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense including, without limitation, reasonable attorney fees.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and interest on the Securities.

SECTION 7.2.      RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4.      TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying

Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.5.      NOTICE OF DEFAULTS.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.      REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a), if such a report is required pursuant to TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss.ss. 313(c) and 313(d).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed. The Company or any other obligor upon the Securities shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.7.      COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next two paragraphs. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the resignation or replacement of the Trustee or the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7 hereof, and all duties and obligations of the retiring Trustee hereunder shall cease.

SECTION 7.9.      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED, HOWEVER, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee's liabilities hereunder.

                  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA ss. 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest; PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1), (a) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements of such exclusion set forth in TIA ss. 310(b)(1) are met, and (b) the Indenture dated as of October 15, 1991, as amended, between the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee, under which the 14% Notes have been issued.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to and shall comply with the provisions of TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.1.      LEGAL DEFEASANCE AND COVENANT DEFEASANCE OF THE SECURITIES.

                  (a) The Company may, at its option by Board resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d); PROVIDED, HOWEVER, that the Company may elect to apply paragraph (b) notwithstanding its prior election to apply paragraph (c).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.3.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in
Section 3.8 and Sections 4.3 through 4.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter,
                                      -54-

"covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1(c), nor shall any event referred to in Section 6.1(d) or 6.1(g) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities on the dates on which any such payments are due and payable to maturity or redemption in accordance with the terms of this Indenture and of the Securities;

                  (2) (i) No Event of Default shall have occurred or be continuing on the date of such deposit, and (ii) no Default or Event of Default under Section 6.1(e) or 6.1(f) shall occur on or before the 91st day after the date of such deposit;

                  (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it is bound;

                  (4) In the case of a legal defeasance under paragraph (b) above, the Company has delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph
         (c) above, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (5) The trust agreement shall state (A) that the cash and U.S. Government Obligations deposited pursuant to Section 8.1(d)(1) above are held in the name of the Trustee as trustee for the Holders,
         (B) that the Trustee shall exercise dominion and control over such cash and U.S. Government Obligations and (C) that the Holders shall have a security interest in such cash and U.S. Government Obligations.

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with; PROVIDED, HOWEVER, that with respect to the Opinion of Counsel relating to the satisfaction of
         Section 8.1(d)(3) above, such counsel shall opine that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement known to such counsel after due inquiry to which the Company is a party, or by which it is bound; and PROVIDED, FURTHER, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 91 days following any such deposit.

                  In connection with the issuance of debt securities the proceeds of which will be used to redeem all the Securities then outstanding, none of Sections 4.10, 4.11 and 4.12 shall be violated by the issuance of such debt securities to the extent the Company complies with all of the provisions of this Section 8.1(d) other than Section 8.1(d)(2)(ii). The Company and the Trustee shall use all reasonable efforts to ensure that the deposit referred to in Section 8.1(d)(1) does not result in the Company, the Trustee or the trust becoming or being deemed an investment company under the Investment Company Act of 1940. In the event that such deposit does result in the Company, the Trustee or the trust becoming or being deemed an investment company, the Company shall bear all related expenses of registration and reporting under the Investment Company Act of 1940 for the duration of the trust.

SECTION 8.2.      TERMINATION OF OBLIGATIONS UPON CANCELLATION OF THE
                  SECURITIES.

                  In addition to the Company's rights under Section 8.1, the Company, at its option, at any time, may terminate all of its obligations under this Indenture (subject to Section 8.3) when:

                  (a) (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or the Company has paid or caused to be paid the principal of, premium, if any, and interest on the Notes as and when the same has become due and payable; (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; or

                  (b) (1) the Securities not previously delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice; (2) the Company will have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding Securities, to maturity or redemption, as the case may be; (3) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which the Company is a party or by which it is bound; and (4) and the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions related to the satisfaction and discharge of this Indenture have been complied with; PROVIDED, HOWEVER, that with respect to such Opinion of Counsel relating to the satisfaction of Section 8.2(b)(3) above, such counsel shall opine that such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument known to such Counsel after due inquiry pursuant to which the Company is a party or by which it is bound.

SECTION 8.3.      SURVIVAL OF CERTAIN OBLIGATIONS.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of the Company, and the Trustee under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.5, 8.6 and 8.7 and shall survive until the Securities are no longer outstanding (which shall be determined without reference to Section 8.1(c)), and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.4.      ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

                  Subject to Section 8.7, after (i) the conditions of Section
8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

SECTION 8.5.      APPLICATION OF TRUST ASSETS.

                  The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 or 8.2, as the case may be. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1 or 8.2, as the case may be, to the payment of principal of, premium, if any, and interest on the Securities. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1 or 8.2, as the case may be, shall not be subject to Article 11 and shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.6.      REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request cash or U.S. Government Obligations held by them at any time in excess of the amounts then required to pay principal or interest on the Securities.

                  The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1 or 8.2, any cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

SECTION 8.7.      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Article 8; PROVIDED that if the Company makes any payment of principal of, premium, if any, or interest on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.1.      WITHOUT CONSENT OF HOLDERS.

                  The Company, when authorized by a Board resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2) to provide for the assumption of the Company's obligations to Holders of Securities in the case of a transaction made in accordance with Article 5 hereof;

                  (3) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA as then in effect;

                  (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (5) to make any change that would provide any additional rights or benefits to Holders of Securities or that does not adversely affect the legal rights hereunder of any Securityholder;

                  (6) to evidence or to provide for a replacement Trustee under Section 7.8; or

                  (7) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein reserved to the Company,

PROVIDED that, in the case of clause (5) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

                  Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment, supplement or waiver under this Section 9.1 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver.

SECTION 9.2.      WITH CONSENT OF HOLDERS.

                  The Company, when authorized by a Board resolution, and the Trustee, together, may modify, amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities. The Holders of a majority in principal amount of the Securities then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

                  Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental Indenture but the Trustee shall not be obligated to enter into such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver.

                  Notwithstanding the first paragraph of this Section 9.2, without the consent of each Holder affected, an amendment or waiver under this Section may not:

                  (1) reduce the percentage of aggregate principal amount of the Securities outstanding whose Holders must consent to any modification, amendment, supplement or waiver;

                  (2) reduce the rate or change the time for payment of interest, including defaulted interest, on any Security;

                  (3) reduce the principal amount of any Security or extend the maturity date of the Securities;

                  (4) reduce the Redemption Price, including premium, if any, payable upon redemption of any Security or change the time at which any Security may or shall be redeemed;

                  (5) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security under, or change the time at which Securities must be repurchased pursuant to, a Change of Control Offer or a Net Proceeds Offer;

                  (6) change the currency of payment of principal of, premium, if any, or interest on, any Security;

                  (7) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Security; or

                  (8) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities (except a rescission of acceleration of the Securities set forth under Section 6.2(b) hereof and a waiver of the payment default that resulted from such acceleration).

SECTION 9.3.      COMPLIANCE WITH TRUST INDENTURE ACT.

                  If at the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4.      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period. An amendment, supplement or waiver becomes effective in accordance with its terms. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.5.      NOTATION ON OR EXCHANGE OF SECURITIES.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. Alternatively, the Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver. Failure to make an appropriate notation or to issue a new security shall not affect the validity of such amendment.

SECTION 9.6.      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10
                           MEETINGS OF SECURITYHOLDERS

SECTION 10.1.     PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

                  A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

                  (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article 6;

                  (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article 7;

                  (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

                  (d) to take any other action authorized or permitted to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law.

SECTION 10.2.     MANNER OF CALLING MEETINGS.

                  The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                  Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.3.     CALL OF MEETINGS BY COMPANY OR HOLDERS.

                  In case at any time the Company, pursuant to a Board resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section

10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

SECTION 10.4.     WHO MAY ATTEND AND VOTE AT MEETINGS.

                  To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.5. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

                  Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

                  At any meeting each Securityholder or proxy shall, subject to the provisions of Section 10.4 hereof, be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.6.     VOTING AT THE MEETING AND RECORD TO BE KEPT.

                  The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.7. EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

                  Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

SECTION 10.8.     PROCEDURES NOT EXCLUSIVE.

                  The procedures set forth in this Article 10 are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles 6, 7, 8 and 9) shall in no way be limited by the provisions of this Article 10.

                                   ARTICLE 11
                                  SUBORDINATION

SECTION 11.1.     SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  Notwithstanding the provisions of Sections 6.2 and 6.3 but subject to Section 11.3 hereto, the Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenants and agrees, that all payments of the principal of, premium, if any, and interest on the Securities (including, without limitation any purchase of Securities pursuant to Sections 4.15 or 4.19 hereof) by the Company and any other Indebtedness, obligations, or liabilities, now existing or hereafter created, arising under or in connection with this Indenture and the Securities, including all expenses, fees, interest, and other amounts now or hereafter payable hereunder or thereunder (the "Subordinated Obligations") shall be subordinated in accordance with the provisions of this Article 11 to the prior payment in full in cash of all Senior Indebtedness of the Company.

                  The expressions "payment in full," "paid in full," or "paid in full in cash" or any similar term or phrase when used in this Section 11 with respect to Senior Indebtedness shall mean the payment in full of all such Senior Indebtedness in cash or Cash Equivalents, or, in the case of contingent obligations in respect of letters of credit or other reimbursement obligations that constitute Senior Indebtedness, the making of provisions to assure the payment thereof that are reasonably acceptable to the Senior Representative for such Senior Indebtedness.

SECTION 11.2.     PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS.

                  (a) SUBORDINATION ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its Properties substantially as an entirety, upon the terms and conditions described under
Article 5 hereof), all Senior Indebtedness (including interest accruing on or after the commencement of any such proceeding at the rate specified in the instrument evidencing the applicable Senior Indebtedness, whether or not a claim therefor is allowed or allowable in such proceeding, to the date of payment of such Senior Indebtedness) must be paid in full in cash before any payment or distribution of any assets of the Company of any kind or character (except in each case for payments or distributions made in equity interests or in subordinated securities which are subordinated and junior to the payment of Senior Indebtedness then outstanding at least to the extent provided in this Article 11, the principal payments with respect to which shall not begin earlier than one year following the final maturity date of the Designated Senior Indebtedness at the time outstanding, which contain covenants that are not materially more restrictive than the covenants contained herein and do not contain greater defaults than are contained herein, and that which bear interest at a rate per annum less than or equal to the overdue rate applicable to past due amounts owed under the Securities (collectively, "Junior Securities")) is made on account of the Subordinated Obligations or on account of the purchase, redemption or other acquisition of, or in respect of, the Securities. Upon any such insolvency or bankruptcy case or proceeding, receivership, liquidation, reorganization, or other similar case or proceeding in connection therewith, or any such liquidation, dissolution, or other winding up, or any such assignment for the benefit of creditors or other marshaling of assets or liabilities, before any payment may be made by the Company of the Subordinated Obligations, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, (except payments or distributions made in Junior Securities), to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article 11, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company or any Senior Representatives thereof to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  (b) SUBORDINATION ON DEFAULT IN SENIOR INDEBTEDNESS. During the continuance of any default in the payment of principal of, reimbursement obligation under, premium, if any, interest on, or any other amounts payable with respect to, any Senior Indebtedness, including any payment under a Hedging Obligation that constitutes Senior Indebtedness (a "Payment Default"), no payment or distribution of any assets of the Company of any kind or character may be made by the Company on account of the Subordinated Obligations or on account of the purchase, redemption or other acquisition of or in respect of the Securities (except in each case for payments or distributions made in Junior Securities) unless and until such Payment Default has been cured or waived in writing or such Senior Indebtedness shall have been discharged or paid in full in cash or when the right under this Indenture to prevent any such payment is waived in writing by or on behalf of the holders of such Senior Indebtedness.

                  Further, during the continuance of any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness (a "Covenant Default") and upon the receipt by the Trustee from the Senior Representative for such Designated Senior Indebtedness of a written notice of such Covenant Default, no payment or distribution of any assets of the Company of any kind or character may be made by the Company on account of the Subordinated Obligations or on account of the purchase, redemption or other acquisition of or in respect of the Securities (except in each case for payments or distributions made in Junior Securities) for the period specified below (the "Payment Blockage Period").

                  The Payment Blockage Period shall commence upon the receipt by the Trustee of such written notice from the Senior Representative for Designated Senior Indebtedness of a Covenant Default and shall end on the earliest of (i) 179 days after the receipt of such notice; (ii) the date on which such Covenant Default is cured or waived in writing or such Designated Senior Indebtedness is discharged or paid in full in cash; or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company and the Trustee from the Senior Representative initiating such Payment Blockage Period, or the holders of at least the requisite principal amount of such issue of Designated Senior Indebtedness as set forth in the agreements relating thereto. After the end of a Payment Blockage Period, the Company shall promptly resume making any and all required payments in respect of the Subordinated Obligations, including any missed payments, unless such payment is prohibited because of a Payment Default or by reason of insolvency or other circumstance described in Section 11.2(a) hereof. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period. Any number of notices of Covenant Defaults may be given during a Payment Blockage Period; PROVIDED, that no such notice shall extend such Payment Blockage Period beyond 179 days and only one Payment Blockage Period may be commenced within any 360-day period. No Covenant Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period and that was known to the holders of or the Senior Representative for such Designated Senior Indebtedness will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such Covenant Default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Trustee promptly after the date on which any Covenant Default is cured or waived or on which the Designated Senior Indebtedness related thereto is discharged or paid in full.

                  (c) RIGHTS AND OBLIGATIONS OF HOLDERS OF SECURITIES AND TRUSTEE. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the Subordinated Obligations (other than in Junior Securities) at a time when such payment is prohibited by this Section 11.2 and before the Senior Indebtedness is paid in full in cash, then and in such event (subject to the provisions of Section 11.8) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid at their written direction to the extent necessary to pay in full in cash such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  Nothing contained in this Article 11 will limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder against the Company; PROVIDED that, to the extent provided in this Article 11, all Senior Indebtedness of the Company then or thereafter due or declared to be due shall first be paid in full in cash before the Holders or the Trustee are entitled to receive any payment from the Company of principal of the Subordinated Obligations.

                  Upon any payment or distribution of assets or securities referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such insolvency, bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, in each case stating that they are giving effect to the provisions of this Article 11, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

                  If the Trustee or the Holders of the Securities do not file a proper claim or proof of debt or other document or amendment thereof in the form required in any insolvency, bankruptcy, dissolution, winding up, liquidation, or reorganization proceedings prior to 30 days before the expiration of time to file such claim, then the Senior Representative shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of the Holders of the Securities for the purpose of enabling the Senior Representative (a) to file such proof of claim and (b) to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Subordinated Indebtedness that are made in such proceeding and to prove all claims therefor and to execute and deliver all documents in such proceeding in the name of the Holders of the Securities or as the Senior Representative reasonably may determine to be necessary or appropriate; PROVIDED, HOWEVER, that the Senior Representative's powers under clause (b) of this sentence shall be suspended so long as the Trustee or the Holders of the Securities are pursuing the claims of the Holders of the Securities in such proceeding.

SECTION 11.3.     PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION.

                  Nothing contained in this Article 11 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 11.2, from making payments at any time for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on, the Securities, to the Holders entitled thereto unless, in the case of payments by the Trustee, at least three Business Days prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 11.2) become due and payable, the Trustee shall have received the written notice provided for in Section 11.2(b) (or there shall have been an acceleration of the Securities prior to such application) or in Section 11.8).

SECTION 11.4.     RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT TO BE IMPAIRED.

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                  If a claim is made upon any holder or holders of Senior Indebtedness for repayment or recovery of any amount (a "Voidable Transfer") on account of any Senior Indebtedness under any state or federal law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Indebtedness repay all or a portion of such amounts by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (b) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this
Article 11 automatically shall be reinstated and restored and the amount so repaid shall constitute Senior Indebtedness entitled to the benefits of this
Article 11 as if such Voidable Transfer never had been made.

                  The provisions of this Article 11 are intended to be for the benefit of, and shall be enforceable directly by, the present and future holders of Senior Indebtedness.

SECTION 11.5.     AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE
                  SUBORDINATION.

                  Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution or notice may be made to the representatives and agents of such holders of Senior Indebtedness as such agents or representatives are identified by such holders in writing to the Trustee.

SECTION 11.6.     SUBROGATION.

                  Subject to the payment in full of all amounts payable under or in respect of Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Securities shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which Holders of the Securities would be entitled except for the provisions of this Article 11, and no payment pursuant to the provisions of this Article 11 to holders of such Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on
                                      -70-

account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holders, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment in full of all amounts payable under the Senior Indebtedness, and if a surplus remains after such payment, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay in full all amounts payable under or in respect of such Senior Indebtedness.

SECTION 11.7.     OBLIGATIONS OF COMPANY UNCONDITIONAL.

                  Nothing contained in this Article 11 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this
Article 11 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  The failure to make a payment on account of principal of, premium, if any, or interest on, the Securities by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

SECTION 11.8. THE TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

                  The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of, premium, if any, or the interest on, any Security), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be

                                      -71-

affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Securities prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 11.8 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 11.2. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder. Nothing in this Article 11 shall apply to amounts due the Trustee pursuant to
Section 7.7 herein.

SECTION 11.9.     RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

                  The Trustee and any agent for the holders of Senior Indebtedness shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Indebtedness of any of its rights as such holder.

SECTION 11.10.    NO IMPLIED COVENANTS BY OR OBLIGATIONS OF THE TRUSTEE.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article 11 against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Indebtedness.

SECTION 11.11.    EXISTING SENIOR SUBORDINATED INDEBTEDNESS.

                  The Securities shall rank, as to all matters, PARI PASSU with the Company's outstanding 14% Senior Subordinated Notes due 2001, Series B.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1.     TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control.

SECTION 12.2.     NOTICES.

                  Any notice or communication by the Company, the Trustee or any Senior Representative to the others is duly given if in writing and delivered in person or mailed by first-
                                      -72-

class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

                  Southdown, Inc.
                  1200 Smith Street, Suite 2400
                  Houston, Texas  77002
                  Attention: Chief Financial Officer
                  Telephone No.:  (713) 650-6200
                  Telecopier No.:  (713) 653-8010

                  If to the Trustee:

                  By Mail:

                  State Street Bank and Trust Company
                  P. O. Box 778
                  Boston, Massachusetts 02102

                  Attention: Corporate Trust Department

                  By Hand:

                  State Street Bank and Trust Company
                  Two International Place -- 4th Floor
                  Boston, Massachusetts 02110

                  Attention:  Corporate Trust Window
                  Telephone No.: (617) 664-5667
                  Telecopier No.: (617) 664-5371

                  With a copy to:

                  State Street Bank and Trust Company
                  c/o State Street Bank and Trust Company, N.A.
                  61 Broadway
                  New York, New York 10006

                  If to any Senior Representative, to such address as such Senior Representative may by notice to the others designate.

                  The Company, any other obligor upon the Securities or the Trustee or any Senior Representative by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company (or any other obligor upon the Securities) mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company (or any other obligor upon the Securities) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an opinion of Counsel (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.6.     RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7.     LEGAL HOLIDAYS.

                  If any specified date for making payment is not a Business Day, payment may be made on the next succeeding Business Day without any accrual of interest for the intervening period and without penalty of any kind.

SECTION 12.8.     NO RECOURSE AGAINST OTHERS.

                  No past, present or future director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. This waiver and release is part of the consideration for the issuance of the Securities.

SECTION 12.9.     GOVERNING LAW.

                  The laws of the State of New York (applicable to contracts made and to be performed entirely within such State) shall govern and be used to construe this Indenture and the Securities.

SECTION 12.10.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.    SUCCESSORS.

                  All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.    SEVERABILITY.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.14.    VARIABLE PROVISIONS.

                  The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

SECTION 12.15.    QUALIFICATION OF INDENTURE.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 12.16.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                 SOUTHDOWN, INC.


                                 By:      ___________________________
                                          Name:
                                          Title:



                                 STATE STREET BANK AND TRUST COMPANY,
                                 TRUSTEE

                                 By:      ___________________________
                                          Name:
                                          Title:

                                      -76-

                                                                       EXHIBIT A

                                FORM OF SECURITY
                                  [FRONT SIDE]

                                 SOUTHDOWN, INC.

                   10% SENIOR SUBORDINATED NOTES[, SERIES B1]

                                    DUE 2006
                                                                 CUSIP _________
No.                                                                  $__________

                  SOUTHDOWN, INC., a Louisiana corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received promises to pay to______________________________________
_______ or registered assigns, the principal sum of ____________________________
_____________ Dollars [or such lesser amount as indicated on the schedule of exchanges of definitive Securities,2] on March 1, 2006.

                  Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:  March 1 and September 1

Record Dates:  February 15 and August 15

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

                                                       Dated:___________ , 19__

[SEAL]                                    SOUTHDOWN, INC.

                                          By:______________________________

                                          By:______________________________

- ------------
         1    To be included on Exchange Notes only.
         2    This phrase to be included only if the Security is in Global form.

                                       A-1

Certificate of Authentication:

STATE STREET BANK AND TRUST COMPANY, as Trustee certifies that this is one of the Securities referred to in the within-mentioned Indenture:


By:__________________________
         Authorized Signature

                                       A-2

                                 [REVERSE SIDE]

                                 SOUTHDOWN, INC.

                          10% SENIOR SUBORDINATED NOTES
                              DUE 2006[, SERIES B3]


                  This Security is one of a duly authorized issue of 10% Senior Subordinated Notes due 2006[, Series B3] of Southdown, Inc., a Louisiana corporation.

                  1. INTEREST. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on March 1 and September 1 of each year, or if any such date is not a Business Day, the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 1996; PROVIDED, that the first interest payment date shall be September 1, 1996. The Company shall pay interest on overdue principal and on overdue installments of interest at the rate stated above, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. On or prior to an Interest Payment Date, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such interest. The Paying Agent will pay from such monies interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture. Subject to the foregoing, each Security delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in the City of New York in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, at its option, may pay interest by check payable in such money mailed to a Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, as Trustee ("Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder, and the Company and any of its subsidiaries may act in any such capacity.

- ------------
         3        To be included on Exchange Notes only.

                                       A-3

                  4. INDENTURE. The Company issued the Securities under an Indenture dated as of March 19, 1996 (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Securities are unsecured general obligations of the Company limited to $125,000,000 in aggregate principal amount.

                  5. OPTIONAL REDEMPTION. The Company may redeem all or any of the Securities at any time on or after March 1, 2001, at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning March 1 of the years indicated below:

 YEAR                                                               PERCENTAGE
 -----                                                              ----------
 2001...........................................................     105.000%
 2002...........................................................     103.333%
 2003...........................................................     101.667%
 2004 and thereafter............................................     100.000%

in each case together with accrued and unpaid interest to the Redemption Date.

                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

                  7. NO MANDATORY REDEMPTION. There is no sinking fund with respect to the Securities.

                  8. REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, (a) if any Change of Control occurs, the Company will be required, subject to its prior compliance with certain covenants in respect of Senior Indebtedness, to offer to purchase each Holder's Securities as provided in the Indenture for a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date, and (b) if the Company consummates any Asset Sale, the Company may be required to utilize a certain portion of the proceeds received from such Asset Sale to offer to repurchase Securities at a price equal to 100% of the principal amount plus accrued and unpaid interest to the purchase date.

                  9. SUBORDINATION. The Securities are subordinated to Senior Indebtedness which includes (with certain exceptions) the principal of, and premium, if any, and interest on (including

                                       A-4

interest accruing after the filing of a petition initiating any proceeding under any state or federal bankruptcy law, whether or not a claim for such interest is allowed or allowable in such proceeding) on, and all fees, indemnities, reimbursement obligations in connection with letters of credit and other monetary obligations of the Company in respect of, any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing, or the agreement governing, such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing or during the period between a record date and the next succeeding interest payment date.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Security shall be treated as its owner for all purposes and neither the Company, the Trustee nor any agent shall be affected by any notice to the contrary.

                  12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, or compliance by the Company with any provision of the Indenture or the Securities may be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding; PROVIDED, HOWEVER, that without the consent of each Holder affected thereby, the Company may not (i) reduce the percentage of aggregate principal amount of the Securities outstanding whose Holders must consent to any modification, amendment, supplement or waiver; (ii) reduce the rate or change the time for payment of interest, including defaulted interest, on any Security; (iii) reduce the principal amount of any Security or extend the maturity date of the Securities; (iv) reduce the Redemption Price, including premium, if any, payable upon redemption of any Security or change the time at which any Security may be redeemed; (v) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security under, or change the time at which Securities must be repurchased pursuant to, a Change of Control Offer or a Net Proceeds Offer; (vi) change the currency of payment of principal of, premium, if any, or interest on, any Security; (vii) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Security; or (viii) waive a continuing Default or Event of Default in the payment of principal of, premium, if

                                       A-5

any, or interest on, the Securities (except a recision of acceleration of the Securities set forth under Section 6.2(b) of the Indenture and a waiver of the payment default that resulted from such acceleration).

                  Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to (i) cure any ambiguity, defect or inconsistency,
(ii) provide for the assumption of the Company's obligations to Holders of Securities in the case of a transaction made in accordance with Article 5 of the Indenture, (iii) comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (iv) provide for uncertificated Securities in addition to or in place of certificated Securities, (v) make any change that would provide any additional rights or benefits to Holders of Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) evidence or to provide for a replacement Trustee under Section 7.8 of the Indenture, or (vii) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power reserved in the Indenture to the Company.

                  13.      DEFAULTS AND REMEDIES. Events of Default include:
Default in payment of interest on the Securities for 30 days; Default in payment of principal and premium, if any, on the Securities; failure by the Company to comply with any of its other agreements in the Indenture or the Securities (generally, for 60 days after written notice); certain payment defaults under and accelerations of other indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without declaration or other act. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

                  14. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
                                       A-6

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for certain periods, the Trustee or Paying Agent will pay the money back to the Company. After that, Holders entitled to such money must look to the Company for payment.

                  19. DISCHARGE PRIOR TO MATURITY. If the Company at any time deposits with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture and the Securities, or may terminate some or all of its obligations thereunder, except for certain Sections thereof.

                  20. SUCCESSOR. When a successor to the Company assumes all the obligations of its predecessor under the Securities and the Indenture as provided in the Indenture, such predecessor shall be released from those obligations.

                  21. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Southdown, Inc.
                           Attention: Chief Financial Officer
                           1200 Smith Street, Suite 2400
                           Houston, Texas  77002

                                       A-7

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

_______________________________________as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:_________________


                                 Your Signature:________________________________
                                                (Sign exactly as your name
                                                appears on the face of this
                                                Security)


Signature Guarantee:____________________________________________________________
                   (Participant in recognized Signature Guarantee Medallion Program)

                                       A-8

[[4]CERTIFICATE TO BE DELIVERED UPON [ ] EXCHANGE OF A BENEFICIAL INTEREST IN THE GLOBAL SECURITY FOR PHYSICAL SECURITIES OR [ ] EXCHANGE OR REGISTRATION OF TRANSFER OF PHYSICAL SECURITIES

Re:      10% Senior Subordinated Notes due 2006 ("Notes") of Southdown, Inc.

                  This Certificate relates to $_____________ principal amount of Securities currently registered in ________ book-entry or ____________ definitive form in the name of __________________________ (the "Transferor").

The Transferor:

                  [ ]      has requested the Trustee by written order to deliver
in exchange for its beneficial interest in the Global Security held by the Depository or the Trustee a Physical Security or Securities of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

                  [ ]      has requested the Trustee by written order to
exchange or register the transfer of a Physical Security or Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the Securities and as provided in such Indenture the transfer of this Security does not require registration under the Securities Act because:

                  (1)      [ ]   Such Security is being transferred to
Southdown, Inc.

                  (2)      [ ]   Such Security is being acquired for its own
account, without transfer.

                  (3)      [ ]   Such Security is being transferred pursuant to
an effective registration statement under the Securities Act.

                  (4)      [ ]   Such Security is being transferred to a

qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act.

                  (5)      [ ]   Such Security is being transferred pursuant to
the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder.*
- ------------
         [4]      This certificate to be included on Notes only.

                                       A-9

                  (6)      [ ]   Such Security is being transferred to an
Institutional Accredited Investor that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee).*

                  (7)      [ ]   Such Security is being transferred pursuant to
another available exemption from the registration requirements of the Securities Act.*

                  * If box (5), (6) or (7) is checked, such transfer is subject to the Transferor's having previously furnished to the Company and the Trustee such certifications, legal opinions or other information requested to confirm that such transfer is being made pursuant to an exemption from, or not in a transaction subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 thereunder.


                                                     ___________________________
                                                     (Insert name of Transferor)



                                                     By:________________________

Date:_______________________________
         To be dated the date of
         presentation or surrender]

                                      A-10

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Security purchased by the Company pursuant to Section 4.19 ("Change of Control Offer") or Section 4.15 ("Net Proceeds Offer") of the Indenture, check the applicable boxes:


[ ]    Change of Control Offer:               [ ]    Net Proceeds Offer:

       in whole     [ ]                              in whole      [ ]

       in part      [ ]                              in part       [ ]
       Amount to be                                  Amount to be
       purchased:   $__________                      purchased:    $___________


Dated:________________________                Signature:________________________
                                                        (Sign exactly as your
                                                         name appears on the
                                                         other side of this
                                                         Security)


Signature
Guarantee:______________________________________________________________________
            (Participant in recognized Signature Guarantee Medallion Program)


Social Security Number or
Taxpayer Identification Number:_________________________________________________

                                      A-11

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES[5]


                  The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                                     Principal Amount         Signature of
                     Amount of decrease      Amount of increase      of this Global           authorized officer
                     in Principal            in Principal            Security following       of Trustee or
                     Amount of this          Amount of this          such decrease (or        Securities
Date of Exchange     Global Security         Global Security         increase)                Custodian
________________________________________________________________________________________________________________

- ------------
         [5]      This is to be included only if the Security is in global form.

                                      A-12

                                                                     EXHIBIT A-1

               Private Placement Legend for Restricted Securities

                  THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO SOUTHDOWN, INC. (THE "COMPANY"), (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) PURSUANT TO OFFERS OR SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY TO THEM OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND IN CERTAIN OTHER CASES NOTED ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND STATE STREET BANK

                                      A-13

AND TRUST COMPANY, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                                      A-14

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                       B-1

                                                                       EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON [ ] EXCHANGE OF A BENEFICIAL INTEREST IN THE GLOBAL SECURITY FOR PHYSICAL SECURITIES OR [ ] EXCHANGE OR REGISTRATION OF TRANSFER OF PHYSICAL SECURITIES

Re:      10% Senior Subordinated Notes Due 2006 ("Notes") of Southdown, Inc.

                  This Certificate relates to $_____________ principal amount of Securities currently registered in ________ book-entry or ____________ definitive form in the name of __________________________ (the "Transferor").

The Transferor:

                  [ ]      has requested the Trustee by written order to deliver
in exchange for its beneficial interest in the Global Security held by the Depository or the Trustee a Physical Security or Securities of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

                  [ ]      has requested the Trustee by written order to
exchange or register the transfer of a Physical Security or Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the Securities and as provided in such Indenture the transfer of this Security does not require registration under the Securities Act because:

                  (1)      [ ]   Such Security is being transferred to
Southdown, Inc.

                  (2)      [ ]   Such Security is being acquired for its own
account, without transfer.

                  (3)      [ ]   Such Security is being transferred pursuant to
an effective registration statement under the Securities Act.

                  (4)      [ ]   Such Security is being transferred to a
qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act.

                  (5)      [ ]   Such Security is being transferred pursuant to
the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder.*

                                       C-1

                  (6)      [ ]   Such Security is being transferred to an
Institutional Accredited Investor that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee).*

                  (7)      [ ]   Such Security is being transferred pursuant to
another available exemption from the registration requirements of the Securities Act.*

                  * If box (5), (6) or (7) is checked, such transfer is subject to the Transferor's having previously furnished to the Company and the Trustee such certifications, legal opinions or other information requested to confirm that such transfer is being made pursuant to an exemption from, or not in a transaction subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 thereunder.


                                                     ___________________________
                                                     (Insert name of Transferor)



                                                     By:________________________

Date:_______________________________
         To be dated the date of
         presentation or surrender

                                       C-2

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS


State Street Bank and Trust Company                        _____________,_______
c/o State Street Bank and Trust Company, N.A.
61 Broadway
New York, New York 10006

Attention: Corporate Trust Department

State Street Bank and Trust Company
Two International Place -- 4th Floor
Boston, Massachusetts 02110

Attention:  Corporate Trust Window

                  Re:      SOUTHDOWN, INC. (THE "COMPANY")
                           10% SENIOR SUBORDINATED NOTES DUE 2006



Dear Sirs:

                  In connection with our proposed purchase of 10% Senior Subordinated Notes due 2006 (the "Securities") of the Company, we confirm that:

                  1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of March 19, 1996 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Securities have not been registered under the Securities Act or any other applicable securities law, and that the Securities may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities within three years after the original issuance of the Securities, we will do so only (A) to the Company, (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) inside the United States to a "qualified

                                       D-1

         institutional buyer" in compliance with Rule 144A under the Securities Act, (D) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (E) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, or (F) pursuant to another available exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein and in the Indenture.

                  3. We understand that, on any proposed transfer of any Securities prior to March 19, 1999 pursuant to paragraphs 2(D), 2(E) and 2(F) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are acquiring the Securities for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                               Very truly yours,

                               [Name of Transferee]


                               By:_____________________________________
                                  Authorized Signature

                                       D-2

                                                                       EXHIBIT E

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S





State Street Bank and Trust Company                           ____________, ____
c/o State Street Bank and Trust Company, N.A.
61 Broadway
New York, New York 10006

Attention: Corporate Trust Department

State Street Bank and Trust Company
Two International Place -- 4th Floor
Boston, Massachusetts 02110

Attention:  Corporate Trust Window

                  Re:      SOUTHDOWN, INC. (THE "COMPANY")
                           10% SENIOR SUBORDINATED NOTES DUE 2006



Dear Sirs:

                  In connection with our proposed sale of 10% Senior Subordinated Notes due 2006 (the "Securities") of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                                       E-1

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]


                                By:__________________________________
                                   Authorized Signature

                                       E-2